UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Allergan plc

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Notice of 2017 Annual General

Meeting of Shareholders

May 4, 2017

8:30 a.m. local time

The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland

You are hereby notified that the 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) of Allergan plc (the “Company”) will be held at The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland, at 8:30 a.m. local time on May 4, 2017, to receive the Company’s Irish statutory financial statements for the fiscal year ended December 31, 2016 and the reports of the directors and auditors thereon, to review the affairs of the Company and to consider and vote on the following proposals:

1.	Proposal No. 1: To re-appoint by separate resolutions Nesli Basgoz, M.D., Paul M. Bisaro, James H. Bloem, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders, Ronald R. Taylor and Fred G. Weiss as members of the Board of Directors to hold office until the 2018 Annual General Meeting of Shareholders or until each of their respective successors is duly elected and qualified;

2.	Proposal No. 2: To approve, in a non-binding vote, Named Executive Officer compensation;

3.	Proposal No. 3: To recommend, in a non-binding vote, whether a shareholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years;

4.	Proposal No. 4: To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2017 and to authorize, in a binding vote, the Board of Directors, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration;

5.	Proposal No. 5: To approve the material terms of the performance goals for the purposes of Section 162(m) under the Allergan plc 2017 Annual Incentive Compensation Plan;

6.	To consider a shareholder proposal regarding an independent Board Chairman (Proposal No. 6), as detailed in the Proxy Statement, if properly presented at the meeting;

and to transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

The Board of Directors has fixed 4:00 p.m. Eastern Standard Time on March 8, 2017 as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Annual Meeting. Only shareholders of record at 4:00 p.m. Eastern Standard Time on March 8, 2017 will be entitled to receive notice of and to attend, speak and vote at the Annual Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1, “FOR” Proposal No. 2, “ONE YEAR” for Proposal No. 3 and “FOR” Proposals No. 4 and 5. The Board of Directors recommends that you vote “AGAINST” Proposal No. 6. The full text of these proposals is set forth in the accompanying Proxy Statement.

The Proxy Statement and 2016 Annual Report to Shareholders are available at www.proxyvote.com. Our Irish statutory financial statements will be available at www.proxyvote.com on or before April 12, 2017.

You are encouraged to attend the Annual Meeting, where you will have the option to vote your shares in person.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares: (i) by 3:59 p.m. Eastern Daylight Time on May 3, 2017 by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials previously provided to you, (ii) by 3:59 p.m. Eastern Daylight Time on May 3, 2017 by calling the toll-free telephone number listed on www.proxyvote.com or on the voter instruction form, proxy card or Notice Regarding the Availability of Proxy Materials previously provided to you, or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope, which we must receive by 10:00 a.m. Eastern Daylight Time on May 1, 2017. All proxies will be forwarded to the Company’s registered address electronically.

A shareholder entitled to attend and vote at the Annual Meeting is entitled, using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record.

By Order of the Board of Directors
March 24, 2017 Dublin, Ireland
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary

To Our Shareholders:

2016 was a year of tremendous transformation for Allergan as we evolved into a focused global biopharmaceutical growth company. Throughout this transition, we have remained engaged with our investors, focused on actions that drive long-term value creation and committed to strong corporate governance practices.

Business Strategy. We have continued our development as a bold, global pharmaceutical company and a leader in Growth Pharma. We deliver innovative therapies that create long-term shared value for our shareholders, our customers and our patients. With the completion in August of the divestiture of our global generics business to Teva, we have transformed our Company into a growth-oriented, branded pharmaceutical company with industry-leading profitability and a robust, innovative pipeline. Throughout our transformation, we have been relentlessly focused on operating effectively and deploying capital in a way that maximizes shareholder value creation. We made great strides this past year, including maintaining leadership in key therapeutic areas and sustaining industry leading operating margins, positioning us to continue this momentum as we look forward.

Shareholder Engagement. Following our 2016 Annual General Meeting of Shareholders, our Board of Directors undertook a broad initiative to deepen relationships with our shareholders to help inform discussions on a number of issues, including our governance, Board leadership, compensation and sustainability practices. While our management team has longstanding relationships with our investors, we developed a more comprehensive shareholder engagement program, led by our Board of Directors. Over the course of the fall, members of our management team, and often Chris Coughlin, our Lead Independent Director, and Chris Bodine, the Chair of our Nominating and Corporate Governance Committee, met with shareholders representing approximately 37% of the Company’s outstanding ordinary shares. The conversations we had as part of this shareholder engagement provided us with a deeper understanding of the perspectives of our shareholders and helped inform recent Board decisions. We look forward to making this engagement a regular component of our governance program going forward.

Governance Enhancements and Board Refreshment. During our discussions with our shareholders this past year, our shareholders emphasized the importance of robust independent leadership in the boardroom. In response, our Board spent substantial time debating the optimal leadership structure of our Company and concluded that the enumerated responsibilities of our Lead Independent Director role should be strengthened to better achieve that goal. In October 2016, the independent members of the Board elected Chris Coughlin as Lead Independent Director, and subsequently, we formally published our new and enhanced Lead Independent Director responsibilities. Shareholders have been highly supportive of this enhancement. We believe that our Board leadership structure, with Brent Saunders as our Chairman and Chris Coughlin as our Lead Independent Director, is

the optimal structure for our Company at this time and will best allow us to create value for our shareholders as we continue on our path of transformation.

In addition, we recently added a new, highly qualified director to our Board. Adriane Brown joins our Board with a wealth of directly applicable experience, including a proven track record of developing and growing technologies and products across a network of global R&D centers and manufacturing plants. This continues our strong history of adding directors to our Board who bring a diversity of deep and valuable experiences to our business. Over the last four years we have added seven new directors, helping to further enhance a collective Board skillset that is well-suited to our industry and our strategic objectives.

Social Contract with Patients. Our Company has been a leader within the pharmaceutical industry by pledging to price treatments in a way that makes them accessible and affordable to patients while intensely monitoring their quality and safety, and educating physicians on their proper use. We call this commitment our Social Contract with Patients. The Social Contract recognizes that a company doing the hard, long and risky work of bringing new medicines to market has to price life-enhancing medicines in a way that fulfills its responsibilities to patients which, in turn, makes its business stronger and fuels its ability to generate return for its shareholders. Our Board is proud to support our Company’s pursuit of medical innovation and commitment to patients and recognizes the strong connection between the Social Contract and the role it plays in the corporate governance of the Company.

Our Board appreciates the trust that you place in us to be stewards of your company. We remain fully committed to serving patients who rely on our products, delivering sustainable operating results, and creating value for our shareholders.

Sincerely,

Brenton L. Saunders Chairman, President and Chief Executive Officer March 24, 2017	Christopher J. Coughlin Lead Independent Director

PRESENTATION OF IRISH STATUTORY FINANCIAL STATEMENTS	4

PROXY STATEMENT EXECUTIVE SUMMARY	5

PROPOSAL NO. 1	11
Election of Directors

BOARD AND COMMITTEE GOVERNANCE	26

PROPOSAL NO. 2	43
Non-binding Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay-Vote”)

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary	45
Impact of 2016 Say On Pay Vote & Shareholder Engagement	48
Determination of Compensation	49
Other Compensation Practices	60
2016 Compensation Tables	65

PROPOSAL NO. 3	75
Non-Binding Vote on the Frequency of a Non-Binding Shareholder Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay Frequency Vote”)

PROPOSAL NO. 4	76
Non-Binding Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors and Binding Authorization of the Board of Directors to Determine its Remuneration

AUDIT FEES	77

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	79

Presentation of Irish Statutory Financial Statements

The Irish statutory financial statements of Allergan plc (referred to in this Proxy Statement as “Allergan,” the “Company,” “we,” “us” or “our”) for the fiscal year ended December 31, 2016, including the reports of the directors and auditors thereon, will be presented at our 2017 Annual General Meeting of Shareholders (the “Annual Meeting”). There is no requirement under Irish law that such statutory financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s 2016 Irish statutory financial statements will be available with the Proxy Statement and the 2016 Annual Report to Shareholders at www.proxyvote.com on or before April 12, 2017.

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Proxy Statement Executive Summary

We provide below highlights of certain information contained in this Proxy Statement. This summary does not contain all of the information that you should consider in advance of the Annual Meeting, and we encourage you to read the entire Proxy Statement before voting.

2017 Annual General Meeting of Shareholders

Date and Time:	May 4, 2017, 8:30 a.m. local time

Place:	The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland

Record Date:	March 8, 2017

How to Cast Your Vote

Your vote is very important. We encourage you to vote your shares and to submit your proxy regardless of whether or not you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us by the voting deadlines described in this section of the Proxy Statement, one of the individuals named as your proxy will vote your shares as you have directed.

Shareholders of Record If you are a shareholder of record, you may vote in one of the following ways:

By Telephone or over the Internet.

You may submit your proxy by calling the toll-free telephone number noted on your proxy card or Internet Notice. Telephone proxy submission is available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 3, 2017. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

You also may choose to vote over the Internet. The website for Internet voting is noted on your proxy card or Internet Notice. Internet voting is also available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 3, 2017. As with telephone proxy submission, you may confirm that your instructions have been properly recorded.

Shareholders who vote through the Internet or submit their proxy by telephone should be aware that they may incur costs to access the Internet or use the telephone, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareholder.

By Mail.

If you received a paper copy of the proxy card by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided. We must receive your signed proxy card by 10:00 a.m. Eastern Daylight Time on May 1, 2017.

In Person at the Annual Meeting.

You may vote in person by attending the Annual Meeting and submitting a ballot. In order to be admitted into the Annual Meeting, you must present your proof of ownership of Allergan ordinary shares, government-issued photo identification and, if you are not the actual holder of record of Allergan ordinary shares, proof that you are duly authorized to vote such shares on behalf of the record holder.

5	2017 ANNUAL PROXY STATEMENT

Beneficial Owners

If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote. You are also invited to attend the Annual Meeting, but because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to vote your shares at the Annual Meeting from the broker, bank or other nominee holding your shares in street name, and you will need to present the legal proxy and a government-issued photo identification in order to be admitted into the Annual Meeting.

If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Voting Matters and Board Recommendations

Voting Matter	Shareholder Approval	Board of Directors’ Recommendation	Page Reference
Proposal No. 1: To individually re-appoint each of the 12 director nominees as members of the Board of Directors to hold office until the 2018 Annual General Meeting of Shareholders or until each of their respective successors is duly elected and qualified.	Majority of Votes Cast for Each Nominee	FOR EACH NOMINEE	11
Proposal No. 2: To approve, in a non-binding vote, Named Executive Officer compensation.	Majority of Votes Cast	FOR	43
Proposal No. 3: To recommend, in a non-binding vote, whether a shareholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years.	Majority of Votes Cast	ONE YEAR	75
Proposal No. 4: To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2017 and to authorize, in a binding vote, the Board of Directors, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.	Majority of Votes Cast	FOR	76
Proposal No. 5: To approve the material terms of the performance goals for the purposes of Section 162(m) under the Allergan plc 2017 Annual Incentive Compensation Plan.	Majority of Votes Cast	FOR	80
Proposal No. 6: Shareholder proposal regarding an independent Board Chairman.	Majority of Votes Cast	AGAINST	83

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2017 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Performance Highlights

In 2016, Allergan experienced another year of tremendous transformation as we continued to build the Company into a focused global biopharmaceutical growth company. We focused on operational excellence and revisited our capital allocation strategy to ensure that we are deploying capital in a way that maximizes shareholder value creation. The strong operational foundation we have built, as highlighted below, puts us on solid footing to maximize our value.

2016: A YEAR OF TRANSFORMATION WHILE

MAINTAINING STRONG BUSINESS PERFORMANCE

7	2017 ANNUAL PROXY STATEMENT

2016: A YEAR OF TRANSFORMATION WHILE MAINTAINING STRONG BUSINESS PERFORMANCE Strong Revenue GROWTH Commercial success Excellent performance in all therapeutic areas Strong double-digit growth in key brands Strong execution on all major new product launches Industry Leading MARGINS >87% non-GAAP gross margin >49% non-GAAP operating margin PIPELINE 19 major approvals 18 major submissions Enhanced the pipeline and built depth in therapeutic areas NASH, Crohn’s, Parkinson’s, Regenerative medicine CAPITAL ALLOCATION $15B share repurchase ~$10B debt repayment Dividend initiation 12 “stepping stone” deals Completed Global Generics and Anda Distribution Business Divestitures Gross margin and operating margin refer to non-GAAP

In addition, Allergan’s five-year total shareholder return has exceeded that of the S&P 500 index and the NYSE ARCA Pharmaceutical Index (DRG), as demonstrated by the chart on page 46, although in 2016, relative to previous years of outperformance, Allergan’s total shareholder return was initially positively impacted by the planned merger of Pfizer and Allergan, and then negatively impacted by the subsequent termination of that planned merger in April of 2016. Allergan’s stock price did not decline along with those of most other pharmaceutical companies during the second half of 2015 because of the anticipated compensation Allergan shareholders would receive upon the planned closing of the transaction. Following the termination of the planned merger with Pfizer, Allergan’s stock price declined to bring its valuation more in line with those of pharmaceutical companies whose stock prices were impacted by industry and market pressures during this period.

Shareholder Outreach and Engagement

During 2016, our Board of Directors (also referred to throughout this Proxy Statement as our “Board”) recognized that we needed to deepen our relationships with our shareholders and solicit their views on governance, environmental, social, executive compensation and other matters in order to inform our Board’s discussions and decision-making. Our Board believes that this regular, open communication with our shareholders on these matters is critical to our Company’s long-term success.

Following our 2016 Annual General Meeting of Shareholders, certain of our independent directors and certain members of our management team engaged with our shareholders to discuss and obtain their feedback on a variety of topics. We had extensive engagement with shareholders representing approximately 37% of the Company’s outstanding ordinary shares. Topics discussed as part of this engagement included our executive compensation program; corporate governance matters such as the composition and refreshment of our Board of Directors; succession planning and the leadership structure of our Board of Directors; capital allocation; and our Social Contract with Patients.

Shareholder feedback from these engagements was shared with our full Board of Directors and its Committees and was included in discussions and deliberations as appropriate. As a result of the feedback received over the course of the last year, the Board made the decision to:

•	Formalize the duties and responsibilities of our Lead Independent Director, with consideration for the specific feedback we received from our shareholders.

•	Update our Corporate Governance Guidelines to reflect the formalized Lead Independent Director role.

•	Improve the disclosure of our incentive plan performance measures.

•	Enhance the transparency of our executive compensation program and Compensation Committee decision-making elements throughout the “Compensation Discussion and Analysis” section of this Proxy Statement.

We appreciate the feedback of our shareholders and we are committed to ongoing constructive dialogue with our shareholders throughout the year.

Compensation Highlights

Our executive compensation framework focuses on the following key objectives:

•	Creating unambiguous long-term shareholder alignment by linking a substantial portion of executives’ pay to share price appreciation.

•	Delivering sustainable top- and bottom-line growth.

•	Creating a unified management team aligned to a shared set of objectives.

•	Attracting and retaining key executive talent.

•	Providing flexibility and allowing for Compensation Committee discretion in order to reflect individual circumstances as well as changing business conditions and priorities.

•	Reinforcing our bold, entrepreneurial culture.

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2017 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Components of Our Incentive Compensation Program

Component	Purpose and Key Elements

Annual Incentive Program	• Incentivizes a focus on short-term financial and strategic goals that support our long term value creation.

•   Based on Non-GAAP Performance Net Income Per Share (formerly called Adjusted Non-GAAP Earnings per Share), Net Revenue and pre-defined strategic goals including customer centricity, integration initiatives, R&D, shareholder engagement and talent development.

Long-term Incentive Program

•   Incentivizes action that will result in sustainable share-price performance through long performance measurement and vesting periods.

•  Performance Share Units (PSUs): 3-year total shareholder return (TSR) performance measurement and additional 3-year ratable vesting.

•  Stock options: 5-year ratable vesting.

• Long term equity awards were front loaded in 2014; no new equity was granted to our Named Executive Officers in 2015 or 2016.

Transaction-based awards

•   Awards with significant performance requirements were granted in connection with the acquisitions of Forest Laboratories, Inc. (“Forest”) and Allergan, Inc. in 2014 and 2015, respectively.

•  Focuses executives on delivering on the transaction commitments while maintaining industry leading shareholder returns.

•  Establishes retention incentives during the critical integration processes.

Our Chief Executive Officer Pay Mix	Sound Compensation Practices
The following chart illustrates the key direct compensation components for our Chief Executive Officer as a percentage of his 2016 total target direct compensation opportunities:

Our Board of Directors makes it a priority to put in place compensation practices designed to maximize shareholder value and return.

      At-risk compensation and pay for performance.

      Appropriate and relevant peer groups.

      No supplemental retirement plans.

      Caps on incentive awards.

      Independent Compensation Committee consultant.

      No single-trigger change in control benefits.

      Robust share ownership requirements.

      Anti-hedging and anti-pledging policies.

      Clawback policies.

      No change-in-control excise tax gross-ups.

9	2017 ANNUAL PROXY STATEMENT

Director Nominees

The nominees for our Board of Directors comprise candidates with a diverse set of backgrounds, experiences and skills:

Name	Age	Director Since	Independent	Committees*
Nesli Basgoz, M.D.	59	2014	✓	Quality and Innovation (C)
Paul M. Bisaro	56	2007		Quality and Innovation
James H. Bloem	66	2013	✓	Audit and Compliance Nominating and Corporate Governance
Christopher W. Bodine	61	2009	✓	Compensation Nominating and Corporate Governance (C)
Adriane M. Brown	58	2017	✓	Quality and Innovation
Christopher J. Coughlin	64	2014	✓	Compensation Nominating and Corporate Governance
Catherine M. Klema	58	2004	✓	Compensation (C) Nominating and Corporate Governance
Peter J. McDonnell, M.D.	58	2015	✓	Compensation Quality and Innovation
Patrick J. O’Sullivan	75	2013	✓	Audit and Compliance Quality and Innovation
Brent L. Saunders	47	2014
Ronald R. Taylor	69	1994	✓	Audit and Compliance Nominating and Corporate Governance
Fred G. Weiss	75	2000	✓	Audit and Compliance (C) Nominating and Corporate Governance

      * “(C)” denotes Committee Chair

Board Leadership

During 2016, the independent members of our Board of Directors conducted a review of the Board’s leadership structure, with particular focus on the structure that would best position our Company for success as we emerge from a period of tremendous transformation into a focused global biopharmaceutical growth company. Our Board of Directors determined that the combination of a Chairman/Chief Executive Officer and a Lead Independent Director would be the best leadership structure for our Company at the present time. In conjunction with that determination, the independent directors of the Board formalized and published a robust set of Lead Independent Director responsibilities.

In October 2016, our Board of Directors elected Brent Saunders, our President and Chief Executive Officer, as Chairman, and elected Christopher Coughlin as our Board’s Lead Independent Director.

Governance Highlights

Our corporate governance requirements and practices, which are informed by shareholder feedback and reflect a commitment to a robust shareholder outreach program to facilitate ongoing dialogue, include the following highlights:

Robust Lead Independent Director role.

Shareholder right to call special meeting with a 10% threshold.

Annual election of directors.

Majority voting for the election of directors in an uncontested election, and plurality voting in a contested election.
No poison pill in place.

Thoughtful succession planning process.

Robust annual Board evaluation process, led by an independent third party governance expert.

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Proposal No. 1 Election of Directors

Background

Under the Company’s current Articles of Association, the Board of Directors must consist of between five and fourteen directors. Our Board’s overarching goal is to have a Board large enough to include all critical skills and perspectives but small enough to work efficiently. Generally, in determining the optimal size, structure and membership, the Board will take into account the Company’s then-current circumstances, the Company’s near- and longer-term strategic goals and aspirations, the current state of the pharmaceutical industry, legislative and regulatory developments, governance trends, and the views of shareholders and other key stakeholders. Our Board of Directors currently has thirteen members; however, Michael R. Gallagher is not standing for re-election to the Board, and at the Annual Meeting, twelve directors are proposed to be elected to serve until the 2018 Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Nesli Basgoz, M.D., Paul M. Bisaro, James H. Bloem, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders, Ronald R. Taylor and Fred G. Weiss for reelection as directors to serve until the 2018 Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified.

None of the director nominees were selected pursuant to an arrangement or understanding between such nominee and any other person.

Information about each director nominee is set forth in the following paragraphs and is based on information provided to us as of March 17, 2017. The Board of Directors knows of no reason why any of the nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend, unless the number of directors constituting a full Board of Directors is reduced.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Nesli Basgoz, M.D., Paul M. Bisaro, James H. Bloem, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders, Ronald R. Taylor and Fred G. Weiss.

Required Vote

Persons nominated to serve on our Board of Directors in an uncontested election must each individually receive a greater number of votes cast “FOR” than votes cast “AGAINST” in order to be elected, or re-elected, to the Board of Directors. Accordingly, abstentions will not affect the outcome of the election of directors.

Please note that if your broker holds your ordinary shares in “street name,” your broker will not vote your shares on the election of directors and broker non-votes will result, unless you provide your voting instructions to your broker. Broker non-votes will not affect the outcome of the election of directors.

Overview of Directors

Our Board of Directors collectively has a skillset well suited to our industry and our strategic objectives, and possesses the requisite leadership, financial, risk management and operating skills. Our Board also has extensive experience across a broad spectrum of the healthcare industry. Our Board is well-balanced in terms of the tenure of its members, which is a testament to our ongoing evaluation of the effectiveness of our Board and search for a diverse slate of candidates who can contribute to our Company.

11	2017 ANNUAL PROXY STATEMENT

Effective Combined Skillset Balanced Tenure & Refreshment Highly Independent 10 out of 12 Directors are Independent

Effective Combined Skillset

Director Nomination and Refreshment Process

Nomination

Our goal is to have a diverse, balanced and engaged Board whose members possess the skills and background necessary to maximize shareholder value in a manner consistent with all legal requirements and the highest ethical standards.

Specifically, our Board, through our Nominating and Corporate Governance Committee, seeks candidates who:

•	Bring to our Board not only critical skills and experience in areas directly important to the success of the Company’s business, but also a diversity of experiences and backgrounds, both professionally and personally.

•	Have high integrity, sound moral character and good judgment.

•	Satisfy the independence requirements of the New York Stock Exchange (“NYSE”), our Corporate Governance Guidelines and applicable law.

Our Corporate Governance Guidelines specify that the value of diversity on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. This Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating and Corporate Governance Committee follows a rigorous process when evaluating candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee considers candidates for our Board of Directors from diverse sources, including suggestions from our shareholders and, from time to time, a third party that the Committee engages for a fee to assist in identifying potential director candidates. The Committee makes a final recommendation to the Board of Directors, which then nominates a candidate for election by the shareholders or, as applicable, appoints a candidate to fill a vacancy or new position. The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly recommended by shareholders, and considers shareholder recommendations of candidates on the same basis as it considers all other candidates.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Shareholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee indicating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland. The submission of a recommendation by a shareholder in compliance with these procedures does not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in our Proxy Statement. However, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in our Corporate Governance Guidelines and the charter of our Nominating and Corporate Governance Committee.

Refreshment

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers that director under the same criteria as all other director nominees and with a view toward the anticipated future needs of the Company. Our Board has no term limits or retirement age for service as a Director. At the same time, our Board believes there is value in Board refreshment and turnover so that the mix of directors yields a Board that is as strong as possible from year to year. Accordingly, the Nominating and Corporate Governance Committee annually re-examines whether to re-nominate each sitting director using the same criteria it would an outside candidate, considering criteria such as whether:

•	The number of other boards on which he or she serves, or his or her age or health, impacts the energy and time needed for active participation on the Board.

•	His or her experience in a key area has become stale or is no longer relevant given the anticipated future work of the Board.

•	The length and nature of his or her work on the Board has diminished his or her independence.

Both our Corporate Governance Guidelines and the charter of our Nominating and Corporate Governance Committee set forth in further detail the criteria that guide our Board and our Nominating and Corporate Governance Committee in assessing potential candidates for election and re-election to our Board of Directors, and can be found on our website at www.allergan.com under the “Investors” section.

13	2017 ANNUAL PROXY STATEMENT

Director Nominees for Election at the Annual Meeting

NESLI BASGOZ, M.D. Director Since: 2014 Age: 59

Committees:

•	Quality and Innovation Committee (Chair)

Dr. Basgoz joined the Board of Directors in July 2014 following the Company’s acquisition of Forest, having served as a member of the Board of Directors of Forest beginning 2006. Dr. Basgoz is currently the Associate Chief and Clinical Director, Division of Infectious Diseases at Massachusetts General Hospital (MGH). In addition, Dr. Basgoz is an Associate Professor of Medicine at Harvard Medical School. Dr. Basgoz earned her MD degree and completed her residency in internal medicine at Northwestern University Medical School. She also completed a fellowship in the Infectious Diseases Division at the University of California at San Francisco. She is board certified in both infectious diseases and internal medicine.

The Board of Directors concluded that Dr. Basgoz should serve on the Board of Directors because of her extensive experience in clinical medicine, particularly in the field of infectious diseases and anti-infective therapy, one of our specialty areas.

Skills: • In-Depth Healthcare Knowledge • Clinical Medical Background • Corporate Governance Experience

Other Public Company Directorships:

•   None

Other Directorships:

•   MGH Board of Trustees

•   Partners Healthcare Board of Trustees

Previous, Recently-Held Public Company Directorships:

•   Forest Laboratories, Inc.

14

PROPOSAL NO. 1 ELECTION OF DIRECTORS

PAUL M. BISARO Director Since: 2007 Age: 56

Committees:

•	Quality and Innovation Committee

Mr. Bisaro served as Executive Chairman of our Board of Directors from July 2014 to October 2016. He previously served as our President and Chief Executive Officer and as Chairman of our Board of Directors beginning October 2013; prior to serving as Chairman he served on the Board of Directors beginning September 2007. Prior to joining the Company, Mr. Bisaro was President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (Barr), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr, and from 1997 to 1999, served in various additional capacities including Senior Vice President – Strategic Business Development. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds, from 1989 to 1992.

The Board of Directors concluded that Mr. Bisaro should serve on the Board of Directors because of his experience as a senior executive in our industry, his knowledge of our Company and its day-to-day operations and his strong strategic vision for the Company.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Executive Leadership Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships: • Zimmer Biomet Holdings, Inc. • Zoetis, Inc. Other Directorships: • Board of Visitors of the Catholic University of America’s Columbus School of Law

15	2017 ANNUAL PROXY STATEMENT

JAMES H. BLOEM Director Since: 2013 Age: 66

Committees:

•	Audit and Compliance Committee
•	Nominating and Corporate Governance Committee

Mr. Bloem joined the Board of Directors in October 2013 following the Company’s acquisition of Warner Chilcott, having served as a member of the Warner Chilcott Board of Directors beginning 2006 and a member of the Board of Directors of one of Warner Chilcott’s predecessor companies from 1996 to 2000. Mr. Bloem retired from Humana Inc., one of the nation’s largest health benefit companies, on December 31, 2013, after 13 years as Humana’s Senior Vice President, Chief Financial Officer and Treasurer. He joined Humana in 2001 and had responsibility for all of the Humana’s accounting, actuarial, analytical, financial, tax, risk management, treasury and investor relations activities.

The Board of Directors concluded that Mr. Bloem should serve on the Board of Directors because of his extensive experience in the healthcare industry, including as an executive officer of Humana, as well as his leadership skills and financial knowledge, which enable him to serve as a financial expert on our Audit and Compliance Committee.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships:

•   Genesis Healthcare, Inc.

Other Directorships:

•   ResCare, Inc. (Chairman)

•   Rotech Healthcare, Inc.

•   York Risk Services Group, Inc.

Previous, Recently-Held Public Company Directorships:

•   Warner Chilcott Public Limited Company

16

PROPOSAL NO. 1 ELECTION OF DIRECTORS

CHRISTOPHER W. BODINE Director Since: 2009 Age: 61

Committees:

•	Nominating and Corporate Governance Committee (Chair)
•	Compensation Committee

Mr. Bodine joined the Board of Directors in 2009. Mr. Bodine retired from CVS Caremark in January 2009 after 24 years with CVS. Prior to his retirement, Mr. Bodine served as President, Healthcare Services of CVS Caremark Corporation, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and Minute Clinic. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President – Merchandising and Marketing of CVS Corporation. Mr. Bodine is active in the pharmaceutical industry, having served on a number of boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees.

The Board of Directors concluded that Mr. Bodine should serve on the Board of Directors because of his extensive industry experience and knowledge of the needs and operations of our major customers.

Skills: • Extensive Industry Experience • In-Depth Healthcare Knowledge • Executive Leadership Experience • Corporate Governance Experience • Financial, Operational & Strategic Expertise	Other Public Company Directorships: • Fred’s Inc. Previous, Recently-Held Public Company Directorships: • Nash Finch

17	2017 ANNUAL PROXY STATEMENT

ADRIANE M. BROWN Director Since: 2017 Age: 58

Committees:

•	Quality and Innovation Committee

Ms. Brown joined the Board of Directors in 2017. She is currently President and Chief Operating Officer of Intellectual Ventures LLC (Intellectual Ventures). Prior to joining Intellectual Ventures, Ms. Brown served in a number of leadership positions at Honeywell International, Inc. (Honeywell) from 1999-2010, most recently as Senior Vice President, Energy Strategy, and prior to that, as President and CEO of Honeywell’s Transportation Systems global operating group. Prior to joining Honeywell, Ms. Brown had a nearly 20 year career at Corning, Inc. Ms. Brown received her Bachelor of Science in environmental health from Old Dominion University and a Master’s of Science in management (Sloan Fellow) from Massachusetts Institute of Technology. She also received a Doctorate of Humane Letters from Old Dominion University.

The Board of Directors concluded that Ms. Brown should serve on the Board of Directors because of her global business experience as a senior executive in technology-rich companies and her experience identifying, protecting and licensing intellectual property.

Skills: • Global Business Experience • Executive Leadership Experience • Corporate Governance Experience • Financial, Operational & Strategic Expertise

Other Directorships:

•   Pacific Science Center

•   Jobs for America’s Graduates

•   Washington Research Foundation

•   Seattle Chamber of Commerce

•   Numerous Intellectual Ventures-managed fund subsidiaries

Previous, Recently-Held Public Company Directorships:

•   Harman International Industries, Inc.

18

PROPOSAL NO. 1 ELECTION OF DIRECTORS

CHRISTOPHER J. COUGHLIN Lead Independent Director Director Since: 2014 Age: 64

Committees:

•	Compensation Committee
•	Nominating and Corporate Governance Committee

Mr. Coughlin joined the Board of Directors in July 2014 following the Company’s acquisition of Forest, having served as a member of the Board of Directors of Forest beginning 2011. Mr. Coughlin began serving as our Lead Independent Director in October 2016. He was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies. Mr. Coughlin served as Senior Advisor to the CEO and Board of Directors of Tyco until September 2012. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004 and as a director from July 2003 to July 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From 1981 to 1996 he held various positions, including Chief Financial Officer, at Sterling Winthrop. In addition to the directorships listed below, Mr. Coughlin also previously served on the Board of Directors of Interpublic Group of Companies, Monsanto Company and Perrigo Company.

The Board of Directors concluded that Mr. Coughlin should serve on the Board of Directors, and as our Lead Independent Director, because his depth of experience in executive leadership roles within complex corporate organizations and his audit committee service on public company boards contribute critical risk oversight and management insight to our Board of Directors.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships:

•   The Dun & Bradstreet Corp. (Former Chairman of the Board)

•   Alexion Pharmaceuticals, Inc. (Chair of the Audit Committee)

•   Hologic, Inc. (Chair of the Audit Committee)

Previous, Recently-Held Public Company Directorships:

•   Covidien

•   Dipexium

•  Forest Laboratories, Inc.

19	2017 ANNUAL PROXY STATEMENT

CATHERINE M. KLEMA Director Since: 2004 Age: 58

Committees:

•	Compensation Committee (Chair)
•	Nominating and Corporate Governance Committee

Ms. Klema joined the Board of Directors in 2004. She is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Prior to establishing her firm, Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema served as a director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 to 2011.

The Board of Directors concluded that Ms. Klema should serve on our Board of Directors because of her background in healthcare investment banking and her knowledge of the business of pharmaceutical research and development.

Skills: • Extensive Industry Experience • In-Depth Healthcare Knowledge • Global Business Experience • Corporate Governance Experience • Financial, Operational & Strategic Expertise	Other Public Company Directorships: • None Other Directorships: • Montefiore Health System Board of Trustees

20

PROPOSAL NO. 1 ELECTION OF DIRECTORS

PETER J. MCDONNELL, M.D. Director Since: 2015 Age: 58

Committees:

•	Compensation Committee
•	Quality and Innovation Committee

Dr. McDonnell joined the Board of Directors in March 2015 following the Company’s acquisition of Allergan, Inc., having served as a member of the Allergan, Inc. Board of Directors from 2013. Dr. McDonnell has been the Director and William Holland Wilmer Professor of the Wilmer Eye Institute of the Johns Hopkins University School of Medicine since 2003. Dr. McDonnell has also served as the Chief Medical Editor of Ophthalmology Times since 2004, and has served on the editorial boards of numerous ophthalmology journals. Dr. McDonnell also served as the Assistant Chief of Service at the Wilmer Institute from 1987 to 1988. Dr. McDonnell also serves as the President and a director of the National Alliance for Eye and Vision Research and the Alliance for Eye and Vision Research. He served as a consultant to the United States Department of Health and Human Services in 1996. Dr. McDonnell served as a full-time faculty at the University of Southern California from 1988 until 1999, where he advanced to the rank of professor in 1994.

The Board of Directors has concluded that Dr. McDonnell should serve on the Board of Directors because he provides our Board of Directors with wide-ranging expertise in ophthalmology and is widely recognized as an international leader in corneal transplantation, laser refractive surgery and the treatment of dry eye.

Skills: • In-Depth Healthcare Knowledge • Clinical Medical Background • Corporate Governance Experience	Other Public Company Directorships: • None Other Directorships: • Alliance for Eye and Vision Research Previous, Recently-Held Public Company Directorships: • Allergan, Inc.

21	2017 ANNUAL PROXY STATEMENT

PATRICK J. O’SULLIVAN Director Since: 2013 Age: 75

Committees:

•	Audit and Compliance Committee
•	Quality and Innovation Committee

Mr. O’Sullivan joined the Board of Directors in October 2013 following the Company’s acquisition of Warner Chilcott, having served as a member of the Warner Chilcott Board of Directors from 2009. He retired from LEO Pharma A/S in 2006, after 30 years of service with LEO. Prior to his retirement, Mr. O’Sullivan served in positions of increasing responsibility with LEO, most recently as the Chief Executive Officer of LEO Pharma Ireland and as a director of LEO. He also served as a director of LEO Pharmaceuticals Ltd. UK, LEO Pharma SA France and The LEO Foundation. Mr. O’Sullivan is a registered pharmacist, a member and honorary fellow of the Pharmaceutical Society of Ireland and a Knight of the Order of the Dannebrog.

The Board of Directors concluded that Mr. O’Sullivan should serve on the Board of Directors because of his demonstrated management ability at senior levels within the pharmaceutical industry, his knowledge of the financial, operational and strategic requirements of a successful international business, which he developed as Chief Executive Officer of LEO Pharma Ireland, and his understanding of the fundamentals of the healthcare industry. Mr. O’Sullivan also brings audit and compliance experience to the Board from his current role as a member of Amarin Corporation plc’s Board of Directors and Audit Committee.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships:

•   Amarin Corporation plc (Chair of the Nominating and Corporate Governance Committee)

Previous, Recently-Held Public Company Directorships:

•   Warner Chilcott Public Limited Company

22

PROPOSAL NO. 1 ELECTION OF DIRECTORS

BRENTON L. SAUNDERS Chairman Director Since: 2014 Age: 47

Committees:

•	None

Mr. Saunders joined the Board of Directors in July 2014 and began serving as our Chairman of the Board in October 2016. Mr. Saunders is Chairman, President and Chief Executive Officer of Allergan plc. He previously served as Chief Executive Officer and President of Forest Laboratories, Inc. and had served as a Director of Forest beginning in 2011. Prior to that, he served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, serving in this capacity from March 2010 until August 2013. Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named head of integration for the company’s merger with Merck & Co. and for Schering-Plough’s acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP. Prior to that, he was Chief Risk Officer at Coventry Health Care and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. Mr. Saunders is a member of the Business Council and PhRMA.

The Board of Directors concluded that Mr. Saunders, as Allergan’s CEO, should serve on our Board of Directors, and because Mr. Saunders brings to the Board his leadership experience as Chief Executive Officer of two global healthcare companies and deep pharmaceutical experience, deep management and operational experience, and invaluable senior compliance experience and broad regulatory expertise.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships: • Cisco Systems, Inc. Other Directorships: • RWJBarnabas Health • PhRMA Previous, Recently-Held Public Company Directorships: • Forest Laboratories, Inc.

23	2017 ANNUAL PROXY STATEMENT

RONALD R. TAYLOR Director Since: 1994 Age: 69

Committees:

•	Audit and Compliance Committee
•	Nominating and Corporate Governance Committee

Mr. Taylor joined the Board of Directors in 1994. Mr. Taylor is currently the President of Tamarack Bay, LLC, a private consulting firm. Prior to forming Tamarack Bay, Mr. Taylor was a general partner of Enterprise Partners Venture Capital, a venture capital firm, from 1998 until 2001. In 1987, Mr. Taylor founded Pyxis Corporation, a manufacturer of automated drug dispensers for hospitals, where he served as Chairman, President, and Chief Executive Officer until its purchase by Cardinal Health, Inc., in 1996. For six years before founding Pyxis, Mr. Taylor was responsible for operations and international sales at Hybritech, Inc., a biotechnology company. Before joining Hybritech, he served for 10 years in management roles at Allergan, Inc. Mr. Taylor currently serves on the Board of Directors of ResMed Inc., where he is the Lead Director and Chair of the Nominating and Governance Committee, and as the Chairman of the Board of Directors of Tillster.

The Board of Directors concluded that Mr. Taylor should serve on the Board of Directors because of his experience as a founder of a successful business and his expertise in evaluating and investing in healthcare companies. Mr. Taylor also brings audit and compliance experience to the Board from his previous experience on the audit and compliance committee of Red Lion Hotels Corporation.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships:

•   ResMed Inc. (Lead Director and Chair of Nominating and Governance Committee)

Other Directorships:

•   Tillster (Chair)

Previous, Recently-Held Public Company Directorships:

•   Red Lion Hotels Corporation

24

PROPOSAL NO. 1 ELECTION OF DIRECTORS

FRED G. WEISS Director Since: 2000 Age: 75

Committees:

•	Audit and Compliance Committee (Chair)
•	Nominating and Corporate Governance Committee

Mr. Weiss joined the Board of Directors in 2000. Mr. Weiss is currently the managing director of the consulting firm FGW Consultancy LLC and was previously the managing director of FGW Associates, Inc., a position he held beginning in 1997. Prior to joining FGW he served as an executive for Warner-Lambert for nearly 20 years, most recently as Vice President, Planning, Investment and Development. Mr. Weiss also served from 2000 to January 2017 as Vice-Chairman of the Board of Directors and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds.

The Board of Directors concluded that Mr. Weiss should serve on the Board of Directors because of his financial expertise and experience in strategic planning and corporate development. Mr. Weiss also brings audit and compliance experience to the Board from his previous role as Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds.

Skills: • Risk Oversight Experience • Industry Experience • Healthcare Knowledge • Audit Experience • Corporate Governance Experience • Financial, Operational & Strategic Expertise	Other Public Company Directorships: • None Other Directorships: • Michael J. Fox Foundation for Parkinson’s Research (Treasurer and Chair of the Finance Committee)

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

25	2017 ANNUAL PROXY STATEMENT

Board and Committee Governance

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address the make-up, responsibility and functioning of the Board of Directors and its Committees, and include guidelines relating to:

•	The Board’s determination of its leadership structure, composition and director independence.

•	Criteria for Board membership and refreshment.

•	The self-evaluation process of the Board and its Committees.

•	Shareholder engagement.

•	Review of management performance.

•	The Board’s authority to retain independent advisors.

Our Board of Directors, through our Audit Committee, has also adopted a Code of Conduct, which applies to all of our Board members and all of our officers and employees. The Code of Conduct sets forth and summarizes certain of our policies related to legal compliance and honest and ethical business practices. The Code of Conduct is intended to comply with the standards set forth in Section 303A.10 of the NYSE Listed Company Manual and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”). Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, will be promptly posted on our website at www.allergan.com under the “Investors – Corporate Governance” section.

You can find links to our Corporate Governance Guidelines and our Code of Conduct on our website at www.allergan.com under the “Investors – Corporate Governance” section. Copies of these materials are also available to shareholders without charge by contacting our Investor Relations department by mail with your request at Allergan plc, Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Governance Materials Available On Our Website

In addition to our Corporate Governance Guidelines and Code of Conduct, the following Board policies and other corporate governance materials are published on our website at www.allergan.com under the “Investors – Corporate Governance” section:

•	The members of our Board of Directors, including a biography for each director.

•	The composition and charter of each of our Board Committees.

•	Our Memorandum of Association and our Articles of Association.

•	Our Board of Directors’ statement in support of our Social Contract with Patients.

•	Our Code of Conduct.

•	Our Corporate Governance Guidelines (which include a description of the responsibilities of our Lead Independent Director).

•	Information relating to Allergan’s compliance program.

Copies of these materials are also available to shareholders without charge by contacting our Investor Relations department by mail with your request at Allergan plc, Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Director Independence

On an annual basis, our Board of Directors reviews the independence of each of our directors and affirmatively makes a determination as to the independence of each director. For a director to be considered independent, the

26

BOARD AND COMMITTEE GOVERNANCE

Board of Directors must determine that the director does not have any direct or indirect material relationship with Allergan (other than as serving as a director of Allergan). The Board of Directors considers any and all additional relevant facts and circumstances in making an independence determination.

Our Board of Directors has determined that at least a majority of our directors have no direct or indirect material relationship with us (other than as our director) and that these directors are independent within the meaning of the independence standards promulgated by the SEC and the NYSE. The Board of Directors has determined that Nesli Basgoz, M.D., James H. Bloem, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Ronald R. Taylor and Fred G. Weiss have no material relationship with the Company and are independent directors. Mr. Bisaro has been determined to be not independent because he has been an employee of the Company within the last three years. Mr. Saunders has been determined to be not independent as he is our Chief Executive Officer.

In making its independence determinations, the Board of Directors reviewed transactions and relationships between, on the one hand, each director or any member of his or her immediate family, and, on the other hand, the Company or one of its subsidiaries or affiliates, in each case based on information provided by the director, our records and publicly available information. Each of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the reviewed business transactions, donations or grants involved an amount that exceeded the greater of $1 million or 2% of either company’s revenues with respect to transactions where a director served as an employee or general partner of the entity party to the transaction or any member of his or her immediate family or spouse served as an executive officer or general partner of any such entity. None of our non-employee directors directly or indirectly provides any professional or consulting services to us and none of our directors currently has or has had any direct or indirect material interest in any of the transactions and arrangements that exceeded the greater of $1 million or 2% of either company’s revenues. The Board of Directors has determined that these transactions were made in the ordinary course and did not affect the independence of the directors involved.

Additionally, in making its independence determinations, the Board of Directors considered the fact that many of our independent directors currently serve or have previously served within the last three years as a professor, trustee, director, or member of a board, council or committee for one or more charitable organizations (including research or scientific institutions), hospitals, for profit corporations or any other entity with which Allergan has business transactions or to which Allergan may make grants. These business transactions may include, among other things, purchases of services and supplies, licensing transactions, healthcare sponsorships and programs, research and development and clinical trials, activities, and limited consulting services.

Risk Oversight

Risk oversight continues to be top-of-mind for our Board of Directors. How well we manage risk will ultimately determine our success.

Our Company faces a number of risks, including economic, financial, legal, regulatory, competition and reputational risks. Primary day-to-day responsibility for the identification, assessment, and prioritization of risks, as well as for the application of resources to minimize, control, and mitigate these risks, lies with senior management. Our Board of Directors’ responsibility with respect to risk is in the area of risk oversight: the Board plays an active role in understanding and overseeing the management of risks that our Company faces and ensures that senior management has the framework and processes in place to effectively and adequately monitor and manage these risks.

Broad risk matters, such as setting the Company’s risk appetite and ensuring its fit with strategy, are matters for the full Board. However, certain risk management oversight responsibilities are delegated to Board Committees. The Board Committees meet regularly and report back to the full Board. All Board Committees foster open communication with the Board, which enables the Board to coordinate its oversight of risk and identify risk interrelationships between Committees.

27	2017 ANNUAL PROXY STATEMENT

The Company allocates responsibility for managing risk as follows:

Overview of Risk Management Responsibilities
Board of Directors	Performs Company-wide risk oversight and identifies and monitors appropriate risk parameters.
Board Committees	Assist the full Board in carrying out its risk oversight function by considering risk in enumerated areas of responsibility.
Senior Management	Performs day-to-day risk management: • Identification, assessment, and prioritization of risks. • Application of resources to minimize, control, and mitigate risks.

The following Committees have the following risk oversight responsibilities:

Board Committee	Risk Oversight Responsibilities*
Audit and Compliance Committee	• Oversees major areas of financial and compliance risk exposure. • Responsible for reviewing the Company’s risk assessment and risk management policies.
Compensation Committee

•  Oversees risks relating to the Company’s compensation programs to ensure that these programs do not lead to excessive risk-taking by our employees and that employee interests are aligned with the interests of the Company’s stockholders, as discussed in more detail in the “Risk Assessment” section of this Proxy Statement on page 63.

Quality and Innovation Committee

•  Oversees risks relating to the Company’s compliance with quality systems and other legal and regulatory requirements related to product safety and quality and environmental, health and safety matters.

•  Oversees risks relating to the Company’s strategy, activities, results and investment in product research and development and innovation initiatives.

*	A detailed overview of each Committee’s responsibilities can be found in the respective Committee charters on our website at www.allergan.com under the ”Investors – Corporate Governance” section.

Leadership Structure

Our Board believes that Allergan’s leadership structure must be considered in the context of its specific culture, circumstances, strategic objectives and challenges. Accordingly, our Board reevaluates its leadership structure annually to ensure that the most efficient and appropriate structure is in place for our Company’s needs, which may evolve over time.

Our Corporate Governance Guidelines do not mandate whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate, but rather provide that when the Chairman is not an independent director, the Board shall specify a method for determining the agenda for, and leading, the non-management executive sessions of the Board, which may include appointing a Lead Independent Director.

The duties of the Lead Independent Director include:

•	Presiding at meetings of the Board at which the Executive Chair is not present, including executive sessions of the independent directors.

•	Having the authority to call meetings of independent directors.

•	Approving meeting agendas for the Board.

•	Approving meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items.

•	Approving presentation materials and other written information sent to the Board.

28

BOARD AND COMMITTEE GOVERNANCE

•	Being available for consultation and director communication with major shareholders.

•	Recommending the retention of advisers and consultants.

•	Leading Executive Chair and CEO performance evaluations.

•	Leading the CEO succession planning process.

•	Being available to directors who have concerns that cannot be addressed through the Executive Chair.

•	Serving as a liaison, where appropriate, between the Executive Chair and independent directors.

•	Serving as a liaison, where appropriate, between management and independent directors.

•	Performing such other duties as the Board may determine from time to time.

Over the last few years, and particularly with the sale of our Company’s global generics and Anda Distribution businesses to Teva in August 2016 and October 2016, respectively, we have been transforming our Company into a focused global biopharmaceutical growth company. Given the ongoing transformation, and after carefully considering the critical issue of Board leadership, our Board determined that combining the roles of Chairman and Chief Executive Officer, and having a Lead Independent Director, is the most effective leadership structure for our Board and our Company at this time.

Effective October 26, 2016, Brenton Saunders, who has led our Company since becoming President and Chief Executive Officer in July 2014, has been elected Chairman of our Board of Directors. He replaced Paul Bisaro, who had served as Executive Chairman since July 1, 2014. Mr. Bisaro remains a member of our Board of Directors. In addition to the role of Chairman, Mr. Saunders retains his current role as President and Chief Executive Officer.

Also effective October 26, 2016, Christopher Coughlin, who joined the Board in July 2014 after serving as a member of the Board of Directors of Forest since 2011, has been elected Lead Independent Director. Our Board determined that with his depth of experience in biopharmaceuticals, his demonstrated skill in managing companies before, during and after significant corporate transformations, and his extensive service on public company boards, Mr. Coughlin is well suited to serve as our Company’s Lead Independent Director.

Board Evaluations

Our Board is committed to continuous improvement and recognizes the fundamental role a robust Board and Committee evaluation process plays in ensuring that our Board maintains an optimal composition and is functioning effectively.

Board Self-Evaluations

The Board, in conjunction with the Nominating and Corporate Governance Committee, conducts an annual self-evaluation of its effectiveness and to identify opportunities where an enhancement or change in practices may lead to further improvement. The Nominating and Corporate Governance Committee also uses this process to assess and determine the characteristics and skills required of prospective candidates for election to the Board.

•	Consistent with its charter (available on our website at www.allergan.com under the “Investors – Corporate Governance” section), the Nominating and Corporate Governance Committee is responsible for the Board evaluation process. However, the evaluation is conducted by an independent third party facilitator with deep experience in corporate governance matters and assessments of board effectiveness.

29	2017 ANNUAL PROXY STATEMENT

•	The Board self-evaluation process is as follows:

All directors provide responses to a questionnaire, and the independent third party facilitator interviews all directors on the following Board effectiveness topics:
– Board Composition & Development – Meeting Dynamics – Leadership & Individual Contributions	– Access to Information – Interaction with Management

Additionally, the independent third party facilitator seeks feedback on the effectiveness of the Board’s oversight on the following key areas:
– Strategic Planning and Goal Setting – Fostering Innovation – Operational Matters – Financial Matters	– HR Matters – Risk Oversight – Governance

The results of the interviews and the scores provided on the series of questions are analyzed and presented to the full Board in a report that includes both key strengths in Board effectiveness and opportunities for enhancing Board effectiveness.

The Board discusses the report presented by the independent third party facilitator and chooses one or two priorities (or more, if warranted by the report) to focus on in order to increase its effectiveness. A leader (either from the Committee or from management, as appropriate given the subject matter) is assigned to each priority.

The Nominating and Corporate Governance Committee uses the results of the evaluation in determining the characteristics and skills required of prospective candidates for election to the Board. It also uses these results to make recommendations to the Board with respect to assignments of Board members to various Board Committees.

Individual feedback for directors is delivered by Board leadership to help facilitate the contributions of every director to the Board at his/her highest capability.

Committee Self-Evaluations

•	Each Committee of the Board – the Audit and Compliance Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Quality and Innovation Committee – annually evaluates its performance as a Committee.

•	The evaluation process is similar to that of the Board and is also facilitated by an independent third party. Each Committee’s evaluation is focused on the Committee’s effectiveness in performing its key functions.

•	The Chair of each Committee reports the respective Committee’s conclusions to the Board and may make recommendations for improvement to the Board.

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Succession Planning

Our Board of Directors recognizes that one of its most critical responsibilities is to guarantee excellence and stability in our Company’s senior leadership. As a result, our Board is actively engaged in talent management. Our Board oversees the development of executive talent and plans for the succession of the Chairman of our Board, our directors, our Chief Executive Officer and other senior members of executive management.

Board Succession Planning

The Nominating and Corporate Governance Committee considers the critical needs of the Company regularly, taking into account the results of the annual Board of Directors and Committee evaluations and other relevant data to assess Board skills and the leadership capabilities of existing directors to ensure that there are sitting directors who are ready to fill the roles of Chairman, Lead Independent Directors and Chair of each of our Committees should one of those directors vacate his or her position unexpectedly.

Chief Executive Officer Succession Planning

Our Board of Directors is responsible for the selection of our Chief Executive Officer. In connection with its preparation of short- and long-term succession plans for the Chief Executive Officer, including in the event of unanticipated vacancy, our Board of Directors regularly reviews leadership development initiatives and identifies and periodically updates the skills, experience and attributes that they believe are required to be an effective Chief Executive Officer in light of the Company’s business strategy, prospects and challenges.

Shareholder Engagement

Our Board of Directors believes that regular, open communication with our shareholders is critical to our Company’s long-term success. We recognize the importance of listening to and taking into account the views of our shareholders on performance, governance, environmental, social, executive compensation and other matters, and our Board is committed to understanding Company shareholders’ views and considering their input as the Board and management makes important decisions.

This is why Allergan includes an extensive outreach program that establishes and cultivates investor relationships as part of its governance program. This outreach is conducted in accordance with the following process:

Summer
Analyze and document key points of concern from proxy season and Annual Meeting Assess corporate governance best practices, proxy season trends, regulatory development Share findings with the Board of Directors Consider potential governance and compensation program changes
Spring
Publish Proxy Statement
Actively engage with top investors on topics to be considered at the Annual Meeting
Hold Annual Meeting
Fall / Winter
Actively engage with top investors and proxy advisors to gather feedback and insight on governance and compensation programs Share investor feedback with the Board of Directors and Compensation Committee Finalize any governance or compensation program changes

31	2017 ANNUAL PROXY STATEMENT

Consistent with our strong focus on attaining and understanding shareholder feedback, senior management, and from time to time certain independent members of our Board, engaged extensively with our shareholders following our 2016 Annual General Meeting of Shareholders. We held in person or telephonic meetings with shareholders representing approximately 37% of the Company’s outstanding ordinary shares. Discussions focused on our Company’s performance, executive compensation program, environmental and social responsibility activities, our Board’s independent oversight of management, our Board’s composition, succession planning, risk management and other critical issues. All feedback was shared with our Board and with the relevant Committees for their consideration.

Feedback from our 2016 shareholder engagements was shared with our full Board of Directors and its Committees, and included in discussions and deliberations as appropriate. As a result of the feedback received over the course of the last year, the Board:

•	Formalized the duties and responsibilities of our Lead Independent Director with consideration for the specific feedback we received from our shareholders.

•	Updated our Corporate Governance Guidelines to reflect the formalized Lead Independent Director role.

•	Improved the disclosure of our incentive plan performance measures.

•	Enhanced transparency of our executive compensation program and Compensation Committee decision making elements throughout the “Compensation Discussion and Analysis” section of this Proxy Statement.

We appreciate the feedback of our shareholders and we are committed to ongoing constructive dialogue with our shareholders throughout the year.

Board Meetings

During the fiscal year ended December 31, 2016, the Board of Directors of Allergan plc held nine Board meetings. Each incumbent director attended at least 75 percent of the combined total of (i) all Board of Directors meetings and (ii) all meetings of Committees of which such director was a member. We do not have a policy with regard to Board members’ attendance at our Annual General Meeting of Shareholders. Ten members of the Board of Directors then in office attended our 2016 Annual General Meeting of Shareholders.

Executive Sessions

We schedule regular executive sessions in which all of the directors meet without management participation. We also schedule regular executive sessions in which only independent directors meet. Mr. Coughlin, who was elected Lead Independent Director in October 2016, chairs executive sessions of the independent directors of the Board. Prior to Mr. Coughlin’s election as Lead Independent Director, Ms. Klema, the then Lead Independent Director, chaired executive sessions of the independent directors of the Board.

Committees

The Board of Directors has four standing Committees: the Audit and Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Quality and Innovation Committee.

Each Committee:

•	Operates in accordance with a written charter adopted by the Board (published on our website at www.allergan.com under the “Investors – Corporate Governance – Committee Charters” section).

•	Reviews its charter on an annual basis.

•	Evaluates its performance on an annual basis.

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BOARD AND COMMITTEE GOVERNANCE

Information about each Committee is provided below:

Audit and Compliance Committee

Meetings held in 2016: 10

Members	Independence*	Key Skills / Qualifications Represented
Fred G. Weiss (Chair)	✓	• Audit / Tax / Accounting • Oversight of financial statements • Compliance • Executive leadership • Risk oversight
James H. Bloem	✓
Michael R. Gallagher**	✓
Patrick J. O’Sullivan	✓
Ronald R. Taylor	✓

Key Responsibilities

The primary function of the Audit and Compliance Committee is to assist the Board of Directors in fulfilling its oversight of:

•  The integrity of Allergan’s financial statements.

•  Allergan’s compliance with legal and regulatory requirements.

•  The qualifications and independence of Allergan’s independent auditor.

•  The performance of Allergan’s internal audit function and of its independent auditor.

Additionally, the Audit and Compliance Committee serves as an independent and objective party that:

•  Monitors Allergan’s financial reporting process and internal control systems.

•  Retains, oversees and monitors the qualifications, independence, compensation and performance of Allergan’s independent auditor.

•  Provides an open avenue of communication among the independent auditor, financial and senior management, the internal audit department and the Board of Directors.

Financial Expertise

•  The Board of Directors determined that each member of the Audit and Compliance Committee is financially literate as required under the NYSE listing standards and an “audit committee financial expert” within the meaning of the SEC rules.

*	All of the members of the Audit and Compliance Committee have been determined to be “independent” and to meet the financial literacy and audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3.
**	Mr. Gallagher is not standing for re-election to the Board of Directors.

The functions of the Audit and Compliance Committee and its activities during the fiscal year ending December 31, 2016 are described in further detail on page 79 under the heading “Report of the Audit and Compliance Committee.”

33	2017 ANNUAL PROXY STATEMENT

Compensation Committee

Meetings held in 2016: 7

Members	Independence*	Key Skills / Qualifications Represented
Catherine M. Klema (Chair)	✓	• Executive leadership • Financial experience • Talent development • Human capital management
Christopher Bodine	✓
Christopher J. Coughlin	✓
Peter McDonnell, M.D.	✓

Key Responsibilities

The key functions of the Compensation Committee are to:

•  Evaluate the performance and determine the compensation of our Chief Executive Officer and Executive Chairman.

•  Review and determine the compensation payable to our Named Executive Officers.

•  Oversee and administer our equity compensation and other incentive compensation plans.

•  Oversee the use of senior executive employment agreements and severance plans.

•  Review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk.

•  Review and approve the Compensation Discussion and Analysis to be included in the Proxy Statement for our Annual General Meetings of Shareholders.

* All of the members of the Compensation Committee have been determined to be “independent” and to meet the independence requirements of the NYSE listing standards. In addition, all current Compensation Committee members have been determined to qualify as “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

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BOARD AND COMMITTEE GOVERNANCE

Nominating and Corporate Governance Committee

Meetings held in 2016: 5

Members	Independence*	Key Skills / Qualifications
Christopher W. Bodine (Chair)	✓	• Senior leadership • Corporate governance • Succession planning • Talent development • Public company board service • Global business experience
James H. Bloem	✓
Christopher J. Coughlin	✓
Catherine M. Klema	✓
Ronald R. Taylor	✓
Fred G. Weiss	✓

Key Responsibilities

The key functions of the Nominating and Corporate Governance Committee are to:

•  Identify and present qualified candidates to the Board of Directors for election or re-election as directors of the Company.

•  Ensure that the size and composition of the Board of Directors and its Committees best serve our practices and objectives.

•  Develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate.

•  Oversee the evaluation of the Board of Directors and senior management.

•  Make recommendations to the Board of Directors regarding the compensation payable to members of the Board of Directors.

•  Make recommendations to the Board of Directors regarding governance matters, including our Memorandum of Association and Articles of Association.

* All of the members of the Nominating and Corporate Governance Committee have been determined to be “independent” and to meet the independence requirements of the NYSE listing standards.

35	2017 ANNUAL PROXY STATEMENT

Quality and Innovation Committee

Meetings held in 2016: 4

Members	Independence	Key Skills / Qualifications
Nesli Basgoz, M.D. (Chair)	✓	• R&D • Innovation • Strategy • Product safety and quality knowledge • Environmental and health safety knowledge • Compliance knowledge
Paul M. Bisaro
Adriane M. Brown	✓
Michael R. Gallagher*	✓
Peter J. McDonnell, M.D.	✓
Patrick J. O’Sullivan	✓

Key Responsibilities

The key functions of the Quality and Innovation Committee are to assist the Board with its oversight responsibilities regarding:

•  The Company’s compliance with quality systems and other legal and regulatory requirements related to product safety and quality and environmental, health and safety matters.

•  The Company’s strategy, activities, results and investment in product research and development and innovation initiatives.

•  The Company’s commitments to patients, quality and safety, education and product accessibility as reflected in its Social Contract with Patients.

* Mr. Gallagher is not standing for re-election to the Board of Directors.

Director Compensation

Pursuant to the terms of our director compensation program adopted in 2015 (the “2015 Program”), all members of the Board of Directors who were not full-time employees of the Company receive an annual cash retainer equal to $125,000, paid at the time of our Annual General Meeting of Shareholders. Our Lead Independent Director also receives an additional annual fee of $50,000. As compensation for serving as Committee Chair, (i) the Chair of the Audit and Compliance Committee receives an additional annual fee of $30,000 and (ii) the Chair of each of our other Committees receives an additional annual fee of $24,000. In addition, all directors received a grant of restricted stock units valued at approximately $250,000 on May 5, 2016, the date of our 2016 Annual General Meeting of Shareholders. These awards will vest at the earlier of (1) the date of our 2017 annual meeting or (2) May 4, 2017.

Effective August 8, 2016, the Board of Directors adopted a revised director compensation structure (the “2016 Program”). Pursuant to the 2016 Program, we increased the cash retainer for each director from $125,000 to $150,000, and increased the target value of our restricted stock unit grant for each director from $250,000 to $300,000. The additional compensation we provide for serving as Lead Independent Director or as a Committee Chair remained unchanged from the 2015 Program. On account of this revised structure, each of our non-employee directors received a cash payment of $25,000 on August 8, 2016, equal to the incremental increase in our annual fees. Additionally, on August 8, 2016, each of our non-employee directors received a grant of restricted stock units valued at approximately $50,000. These awards will vest at the same time as our May 5, 2016 grant.

Messrs. Saunders and Bisaro, who were also employed by us during 2016, did not receive additional compensation for their service as directors during 2016. Mr. Bisaro ceased his employment with the Company effective January 1, 2017, and will be compensated during 2017 for his service as a director starting at such date. For a discussion of the treatment of his equity awards upon his employment termination, see page 70 of the Compensation Discussion and Analysis section of this Proxy Statement.

For 2016, we ceased providing any tax assistance or equalization support for our directors. Previously, the Company provided gross-ups for expense reimbursements and tax equalization support on account of differences in

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BOARD AND COMMITTEE GOVERNANCE

Irish and home country tax rates. However, as expense reimbursements are no longer subject to payment of Irish tax under an interpretation by the Irish Revenue authorities, the Company ceased providing any gross-up in connection with expenses for 2016, whether in Ireland or in a director’s home country. Additionally, we felt it was also in the Company’s and our shareholders best interests to cease providing tax equalization support. Therefore, as of 2016, all of our non-employee directors are now solely liable for any taxes associated with their compensation.

In order to better align the interests of our Board with those of our shareholders in a fair and reasonable manner, as well as to align with what we believe is a corporate governance “best practice,” we maintain share ownership guidelines for our senior executives and directors. Our ownership guidelines require our directors to hold shares in the Company in an amount at least equal in value to five times their annual base director’s fee. Under our guidelines, restricted shares, as well as vested shares owned by a director, are included in the calculation. Each of our directors, other than our newly appointed director, Adriane Brown (effective February 1, 2017), is currently in compliance with the Company’s share ownership guidelines.

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Share Unit Awards(2) ($)	Total
Nesli Basgoz, M.D.	174,000	299,794	473,794
James H. Bloem	150,000	299,794	449,794
Christopher W. Bodine	174,000	299,794	473,794
Christopher J. Coughlin	150,000	299,794	449,794
Michael R. Gallagher	150,000	299,794	449,794
Catherine M. Klema	200,000	299,794	499,794
Peter J. McDonnell, M.D.	150,000	299,794	449,794
Patrick J. O’Sullivan	150,000	299,794	449,794
Ronald R. Taylor	174,000	299,794	473,794
Fred G. Weiss	180,000	299,794	479,794
(1)	Includes annual cash retainer fees and chairperson fees, if applicable.
(2)	Consists of the annual grant of restricted share units to non-employee directors, equal to 1,188 units with a per share fair value of $210.34 granted on May 5, 2016 and 201 units with a per share fair value of $248.31 granted on August 8, 2016. As of December 31, 2016, each of our non-employee directors held 1,389 outstanding unvested restricted share units. As of December 31, 2016, Mr. Coughlin held 15,927 vested stock options and Ms. Basgoz held 12,878 vested stock options, received in each case from prior board service. Mr. Gallagher also holds 17,642 phantom share units representing an equal number of ordinary shares which, upon termination of the director’s service on our Board of Directors, the director has the right to receive.

Corporate Political Contributions

Public Policy Engagement & Disclosure of Political Activities

Our Board of Directors believes that informed public policy plays a critical role in our ability to achieve our goal of pursuing medical advances to help patients live life to its fullest potential. Therefore, two of our U.S. subsidiaries, Allergan, Inc. and Allergan USA, Inc. engage in various efforts to advance public policies that support healthcare innovation and improve patient access to needed medical treatments while also advocating for a fair, free market system that will provide the best environment for continued innovation.

These efforts include direct and indirect engagement with and advocacy before federal, state and local government officials, sponsoring a federal political action committee, contributing to state and local candidates and committees where permitted, and supporting and participating in industry and trade organizations. We believe that such public policy engagement is an important and appropriate role for companies in open societies when conducted in a legal and transparent manner.

Our public policy priorities and positions are determined in consultation with the Company’s business operations and are approved by our senior management.

Lobbying

In the U.S. in 2016, the top issues that our Company lobbied at the federal level included:

•	Allergan’s Social Contract with Patients.

•	Intellectual property reform.

37	2017 ANNUAL PROXY STATEMENT

•	Implementation issues related to the Affordable Care Act.

•	Incentives for anti-microbial research.

•	Patient safety concerns related to drug compounding and counterfeit medicines.

In each state where we engage in lobbying, we comply with that state’s specific lobbying registration, disclosure and other compliance requirements. For 2016, our state lobbying efforts were focused predominately on eleven states: Arizona, California, Georgia, Florida, Illinois, Massachusetts, New Jersey, New York, Ohio, Oregon, and Texas.

In the U.S. in 2016, the top issues that our Company lobbied at the state level included:

•	Allergan’s Social Contract with Patients.

•	Patient access to prescription medicines.

•	Patient safety concerns related to drug compounding and counterfeit medicines.

•	Interchangeability of biosimilars.

•	Price transparency disclosure requirements.

In the U.S., a range of lobbying registration and disclosure laws exist with which we comply. At the federal level, we comply with the Lobbying Disclosure Act, which requires us to file quarterly reports with the U.S. Congress to disclose the issues we are lobbying and the amount we spend doing so. These reports call for the disclosure of the expenses associated with lobbying the federal government, including those incurred by our Government Affairs team and non-lobbyist employees, amounts paid to outside lobbying firms and consultants and the portion of our trade association dues attributable to those associations’ federal lobbying. For calendar year 2016, we reported total U.S. federal lobbying expenditures of $2,780,000 and state lobbying expenditures of $2,000,000.

Industry & Trade Association Memberships

Additionally, Allergan is a member of industry and trade groups that represent both the pharmaceutical industry and the business community at large so that we may participate in bringing about consensus on broad policy issues that can impact our business objectives and ability to serve patients. Allergan’s membership in these industry and trade groups comes with the understanding that, although we may not always agree with the positions of the larger organizations and/or other members, we are committed to participating in the discussions and voicing our concerns as appropriate through our colleagues who serve on the boards and committees of these groups. We may even recuse ourselves from related association or industry group activities if our participation would not advance Allergan’s interests.

A list of the major industry and trade groups that we support (over $25,000 annually) is available on our website at www.allergan.com under the “Responsibility – Social Responsibility – Public Policy” section.

Political Contributions

While U.S. federal law prohibits corporations from making political contributions to federal candidates, companies can establish political action committees that are funded solely through voluntary employee contributions. The Allergan, Inc. Political Action Committee (the “Allergan, Inc. PAC”) provides eligible employees a direct means to voluntarily participate in the political process that can affect public policy issues of importance to our business interests.

The Allergan, Inc. PAC operates in accordance with all relevant federal and state laws and contributes to candidates from both parties. When selecting candidates to support, priority is given to candidates who understand business issues of importance to Allergan, as well as to candidates who represent states or districts where the company has facilities or employees. Contributions are always made in the best interest of the company and are never made in recognition of the private political preferences of company executives. Input from Allergan employees who participate in the Allergan, Inc. PAC is considered when selecting candidates to support, but all contribution

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BOARD AND COMMITTEE GOVERNANCE

recommendations must be approved by the Allergan, Inc. PAC Treasurer. All Allergan, Inc. PAC contributions are publicly disclosed via reports which are available on the Federal Election Commission’s Web site at www.fec.gov.

In certain jurisdictions where doing so is permitted, Allergan makes corporate contributions to support election campaigns, political action committees, party committees and ballot measure committees. Allergan supports state candidates from both parties and applies the same criteria as with the Allergan, Inc. PAC in selecting which recipients to support. On a semi-annual basis, we make available a list of all corporate state and local political contributions made to support candidates, committees, political parties and ballot measure committees available on our website at www.allergan.com under the “Responsibility – Social Responsibility – Public Policy” section.

Compliance

We believe that our efforts to influence public policy and its participation in the political process are critical to advancing the company’s interests. We are also firmly committed to doing so only in a legal and transparent manner. Our contributions and our policies and practices in this area are reviewed and overseen by the Audit and Compliance Committee, in addition to management oversight of these policies and activities.

All of our employees must abide by our global Code of Conduct, which defines the way we conduct our affairs with each other, with our stakeholders and with external parties. The Code of Conduct applies to our interactions with government officials, including our advocacy activities on public policy issues, and is intended to ensure that all information that we provide to government officials and entities is complete and accurate to the best of an employee’s knowledge and belief.

We also have a Code of Business Conduct and Ethics that prohibits our employees from using corporate funds or other resources for political purposes without prior approval by the Company. Our corporate policy on ethical business practices includes guidelines conforming to the U.S. anti-kickback laws and Foreign Corrupt Practices Act, making clear that no illegal payments of any kind (monetary or otherwise) are to be offered or made to individuals or entities – including local, state or federal government or political party officials or candidates in the U.S.; government or political party officials or candidates of any other nation; or officials of public international organizations – at any time or under any circumstances.

To ensure compliance with these policies and federal and state law, outside legal experts provide periodic guidance to our company on required disclosure of its political activities. We also perform periodic audits to assess and enforce compliance with our policy governing our corporate and PAC contributions.

Social Responsibility

Sustainability at Allergan

We are mindful of our impact on the world around us. Allergan has a deep commitment to the health, safety, and well-being of the people who put their trust in our products and the global communities where we operate. We are committed to ensuring our contribution to science reflects our commitment to safe, healthful workplaces, strong communities and responsible, ethical business practices in everything we do – research and development, manufacturing and distribution.

Allergan remains focused on sustainable business practices including:

•	Offering needed products that have environmental health and safety design considerations.

•	Managing our environmental impact by improving energy, waste, and water efficiency.

•	Providing a safe and healthy workplace for our employees.

•	Working with our supply chains to improve corporate responsibility performance.

•	Executing on the principals of our Social Contract with Patients.

•	Supporting our business by delivering leading compliance and risk management guidance, resources and assurance.

39	2017 ANNUAL PROXY STATEMENT

As a company, we’ve set an ambitious goal to further reduce our sustainability impact by 20% by 2020 (compared to 2015). This includes reducing our greenhouse gas emission, energy consumption, and waste consumption. We have also established goals to reduce employee injuries and illness.

Results of our sustainability efforts include:

•	Top quartile employee safety performance, driven by a robust employee observations process and strong management engagement.

•	Implementation of energy conservation projects to reduce energy intensity (KWh per unit output) and minimize the carbon footprint of each facility. Project plans are in place to further reduce greenhouse gas emissions by 20% by 2020.

•	Implementation of projects at manufacturing operations to reduce waste, and water consumption.

•	Use of 100% renewable energy at 4 key Manufacturing / R&D operations.

•	Recognition for broad sustainability programs by inclusion in Dow Jones Sustainability Index.

•	Recognition by the United States Environmental Protection Agency with receipt of 2016 Partner of the Year – Sustained Excellence Award.

•	Recognition by Corporate Knights, a media and investment research firm, as the 24th most sustainable company in the world and the 2nd most sustainable pharmaceutical company in the world.

•	Recognition of 2 key U.S. manufacturing sites with receipt of 2015 ENERGY STAR certification.

•	“B” score CDP (Carbon Disclosure Project) Investor Survey.

More information on our Corporate Social Responsibility and Sustainability practices can be found at www.allergan.com under the “Responsibility – Social Responsibility” section.

Allergan is also committed to workforce sustainability by engaging, developing, rewarding, attracting and retaining top talent globally at all levels. As part of our focus on workforce sustainability, we have done “pulse check” surveys during various points of our transformation; the result of our last survey in Spring 2016 generally showed strong levels of employment engagement and satisfaction, with no marked decreases in satisfaction metrics from prior surveys. We anticipate continuing the practice of pulse checks throughout 2017.

Additionally, we have put in place a talent management plan that provides opportunities for our leaders to focus on their growth through a blend of performance management, individual development plans, and a variety of learning options that are focused on building key skills for our future, including:

•	The implementation of a Performance Management program that enables, encourages, and rewards our colleagues to deliver exceptional results and includes annual development goal setting that is linked to the Company’s strategic goals as articulated by senior management.

•	A strong commitment to building our talent pipeline through robust succession planning and identification of high potential talent.

•	A leading learning and development program with development opportunities offered in a variety of formats, including eLearning courses, instructor-led classes and experiential development.

We believe that attracting and retaining the very best talent is essential to sustainable and profitable growth for Allergan for years to come.

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BOARD AND COMMITTEE GOVERNANCE

Our Social Contract

On September 6, 2016, our Chief Executive Officer made unprecedented commitments to uphold our Social Contract with Patients (our “Social Contract”). Our Board of Directors has affirmed its commitment to the Social Contract.

Our Board of Directors recognizes the strong connection between our Social Contract and the role it plays in the corporate governance of the Company, and believes that adhering to the four principles of the Social Contract is key to our Company’s success, as it enables our Company to fulfill our responsibilities to patients which, in turn, fuels our ability to generate return for our shareholders. The four principles of the Social Contract are:

Principle 1: Invest & Innovate

•  We commit to investing, at risk, billions of dollars to develop life-enhancing innovations.

•  We will do so in the U.S. and around the world, and use our Open Science model to access promising inventions that exist outside of Allergan.

•  This is our responsibility as part of our social contract with people who are hoping for a better, healthier life.

Principle 2: Access & Price

•  We commit to making these branded therapeutic treatments accessible and affordable to patients.

•  We commit to working with decision makers and intermediaries to make our products accessible to all people who need them.

•  We commit to pricing our products in a way that is commensurate with, or lower than, the value they create.

•  We will not engage in price gouging actions or predatory pricing and will limit price increases; where we increase price on our branded therapeutic medicines, we will take price increases no more than once per year and, when we do, they will be limited to single-digit percentage increases.

Principle 3: Quality & Safety

•  We commit to intensely monitoring the safety of our medicines, before they are approved by regulators and after they enter the market.

•  We commit to promptly reporting and acting on new safety data.

•  We commit to maintaining high standards of quality for each of our products and to maintaining a continuous supply of our medicines.

Principle 4: Education

•  We commit to appropriately educating physicians about our medicines so that they can be used in the right patients for the right conditions.

•  We take pride in doing this well because outcomes matter to everyone.

Our Board’s structure and composition encourages thoughtful consideration of the four principles, as well as oversight of management’s implementation of the Social Contract, as our Board members bring the perspective of all stakeholders to this discussion, including practicing physicians, private insurers, retail pharmacy, pharmacy benefit managers, major healthcare systems, pharmaceutical companies and non-profit patient groups.

More information on our Social Contract can be found at www.allergan.com under the “Responsibility – Social Contract” section.

41	2017 ANNUAL PROXY STATEMENT

Communications with the Board of Directors

Any interested party, including any shareholder, wishing to contact the Board of Directors, the Lead Independent Director, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee

c/o Corporate Secretary

Allergan plc

Clonshaugh Business and Technology Park, Coolock,

Dublin, D17 E400, Ireland

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its Committees, or that the Corporate Secretary otherwise determines requires the attention of the Board.

42

Proposal No. 2 Non-binding Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay-Vote”)

Background

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our shareholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. The Company has determined to hold such say-on-pay advisory vote every year and following the 2017 Annual General Meeting of Shareholders expects to hold its next non-binding say-on-pay vote at the 2018 Annual General Meeting of Shareholders.

Summary

In accordance with Section 14A of the U.S. Securities and Exchange Act of 1934 (the “Exchange Act”), we are asking our shareholders to provide advisory (non-binding) approval of the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives), as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 45. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other key objectives within each executive’s area of responsibility and provide long-term incentive compensation that focuses our executives’ efforts on building shareholder value by aligning their interests with those of our shareholders. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables for more information.

•	Performance-Based Compensation. Our executive compensation program includes (i) cash awards that are linked to measurable annual individual, business and strategic objectives and corporate financial goals; and (ii) performance-based equity incentives that are directly linked to the creation of long-term, sustainable shareholder value.

•	Long-Term Compensation. Grants of performance share units and stock options are intended to align the interests of executives with our shareholders and focus executives’ attention on long-term growth. In addition, even after performance awards are earned, they continue to be subject to service vesting requirements to promote executive retention and a longer-term perspective.

•	Independent Compensation Consultation. The Compensation Committee has engaged an independent global executive compensation consulting firm, Steven Hall & Partners, to advise the Committee on matters related to executive compensation.

Resolution

RESOLVED, that the compensation of Allergan’s Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement, be and is hereby approved.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR adoption of the resolution approving, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

43	2017 ANNUAL PROXY STATEMENT

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve, on a non-binding basis, the compensation of our Named Executive Officers.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for Named Executive Officers.

44

Compensation Discussion and Analysis

In this section, we discuss and analyze the material elements of compensation paid to each of our Named Executive Officers (or “NEOs”) in 2016.

2016 Named Executive Officers

Brenton L. Saunders	Chairman, President and Chief Executive Officer
Paul Bisaro	Former Executive Chairman
Maria Teresa Hilado	Executive Vice President, Chief Financial Officer
William Meury	Executive Vice President, Chief Commercial Officer
Robert A. Stewart	Executive Vice President, Chief Operations Officer

The Executive Summary that follows provides an overview of our performance and its relationship with our compensation decisions and practices. Following the Executive Summary, we will review each element of compensation. This Compensation Discussion and Analysis should be read together with the information in the Summary Compensation Table and other executive compensation tables below.

45	Executive Summary
48	Impact of 2016 Say on Pay Vote & Shareholder Engagement
49	Determination of Compensation
60	Other Compensation Practices

65	2016 Compensation Tables

Executive Summary 2016 Business Highlights

A Year of Transformation While Maintaining Strong Business Performance

In 2016, we experienced another year of tremendous transformation as we continued to build Allergan into a focused global biopharmaceutical growth company. We focused on operational excellence and, with the sale of the global generics business, we revisited our capital allocation strategy to ensure that we are deploying capital in a way that maximizes shareholder value creation from the proceeds from that sale that we received from Teva. The strong operational foundation we have built, which is highlighted below, puts us on solid footing to maximize our value.

The achievement of the strong operational results highlighted below is especially significant this year. Concurrent with running the business, we also:

•	Sold our global generics business – one of the most complex divestitures in the industry – and Anda Distribution business for a combined sale price of approximately $39 billion, impacting 16,700 employees; 56 of our 76 plants, warehouses and distribution centers; and 16 of our 26 R&D sites.

•	Continued integration from previous transformative deals – the acquisition of Forest and Allergan.

•	Successfully managed pre-integration activities and the termination of our planned merger with Pfizer.

•	Completed 10 stepping stone (Open Science) deals.

45	2017 ANNUAL PROXY STATEMENT

•	Announced our Social Contract with Patients, making us a leader within the pharmaceutical industry by pledging to price treatments in a way that makes them accessible and affordable to patients while intensely monitoring their quality and safety, and educating physicians on their proper use.

2016 PERFORMANCE HIGHLIGHTS

Achieved Strong Operating Results	Grew Pipeline	Instituted New Capital Allocation Initiatives

• Achieved top-tier sales growth resulting in $14.6 billion Net Revenue.

• Non-GAAP Performance Net Income Per Share of $13.51.*

• Strong double-digit growth in key brands.

• Strong execution on major new product launches.

	• 19 major approvals. • 18 major submissions. • Enhanced the pipeline and built depth in therapeutic areas: NASH, Crohn’s, Parkinson’s, and regenerative medicine.	• $15 billion share repurchase. • ~$10 billion debt repayment. • Ordinary share dividend initiation. • 10 “stepping stone” deals.

While Also Completing the Divestitures of the Global Generics and Anda Distribution Businesses

*	See Annex B for a reconciliation of Non-GAAP Performance Net Income

Share Performance

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among Allergan plc, the S&P 500 Index

and the NYSE Arca Pharmaceutical Index

Alignment of Pay and 2016 Performance

Our short- and long-term incentive compensation programs are designed to closely align payouts with our financial and/or share price performance as well as the individual performance of our NEOs. Our program goals are directly tied to our strategic goals of (1) top- and bottom-line growth and (2) share price appreciation. As demonstrated below, while we were successful on our bottom-line targets in 2016, we missed our objective for top-line growth. As a result, the financial performance under our annual performance bonus, and resulting payout to our CEO, were below target. In addition, as a result of our share price performance over the previous year, our long-term incentives are all below target levels of performance.

46

While Also Completing the Divestitures of the Global Generics and Anda Distribution Businesses

COMPENSATION DISCUSSION AND ANALYSIS

Annual Bonus: For the 2016 performance year, the financial metrics used to determine the corporate financial performance factor were 50% Net Revenue and 50% Non-GAAP Performance Net Income Per Share. These were chosen to align to our philosophy of driving top- and bottom-line growth. In 2016, we exceeded our goal for Non-GAAP Performance Net Income Per Share but did not meet our Net Revenue goal. As a result, annual incentive awards to our NEOs were significantly lower than in prior years. See page 52 for additional details on the 2016 Annual Incentive Plan.

Long-term Incentives: Share price growth – both absolute and relative – have been the primary performance measures included in our long-term awards. While we recognized the importance of measuring operating performance, and included those measures in our annual bonus plans, the Compensation Committee chose shareholder return because it incentivizes actions that drive sustainable share-price performance through long performance measurement and vesting periods. Additionally, share price performance has provided a durable performance measure during this period of tremendous transformation.

While our three- and five-year stock price performance remained strong at 25% and 248%, respectively, the performance over the one year ended December 31, 2016 was -33%. See page 8 for a discussion of our 2016 share price performance. The chart below illustrates the strong correlation between our stock price performance, both on an absolute and relative basis, and potential payouts under each of our in-progress long-term incentive awards.

The charts below indicate the value of our in-cycle long-term incentive awards calculated as of year-end 2016 (assuming the performance period ended on this date) versus the target opportunity. The payout of these awards is linked directly to our share price performance as shown above. Actual performance will be determined upon the completion of the applicable performance period.

47	2017 ANNUAL PROXY STATEMENT

Impact of 2016 Say on Pay Vote & Shareholder Engagement

At our 2016 Annual General Meeting of Shareholders, we provided shareholders with the opportunity to cast an annual non-binding advisory vote on executive compensation. Of the votes cast on this 2016 “say-on-pay” vote, 52% were in favor of the proposal. We were disappointed in the results and sought to learn more about our shareholders’ perspectives on our executive compensation program. We understand from our shareholders’ feedback that our decision to provide change-in-control tax gross-ups in connection with the Pfizer transaction was a key driver of the vote for many of our shareholders who did not vote in favor of the proposal in 2016, particularly given the 85% favorable say on pay voting results for 2015 where many of the same programs were in place. These excise tax gross-up arrangements were put in place solely for the Pfizer transaction due to the very specific circumstances of that deal, and because the deal was terminated, the arrangements were by their terms rescinded and are no longer in place.

Following this result at our 2016 Annual General Meeting of Shareholders, senior management, and from time to time certain independent members of our Board, contacted shareholders to discuss and obtain additional shareholder feedback on a variety of topics. We conducted calls and meetings with shareholders who collectively owned over 37% of our outstanding ordinary shares. In addition to the specific discussions around our executive compensation program, topics discussed included our strategy and performance; corporate governance matters such as Board composition and refreshment, succession planning and our Board leadership structure; capital allocation; and our Social Contract with Patients. Shareholder feedback from these engagements was shared with the Board and its Committees so that they could discuss and consider the significant comments or concerns that are identified.

A summary of the additional feedback received and the actions taken is set forth below:

What We Heard	What We Did
Do not provide change-in-control excise tax gross-ups	We do not have excise tax gross-ups. The excise tax gross-up arrangements that were put in place due to the very specific circumstances of the Pfizer transaction were automatically voided once the transaction was terminated.
More clearly articulate how our program design is aligned to our strategy	Included on page 50 are details on how each element of our pay is designed to align to our philosophy and strategy.
Improve disclosure on how we make annual bonus decisions	Provided clearer description of our 2016 financial performance and individual performance of our CEO and other NEOs on page 53.
Provide more clarity on our performance metrics for outstanding incentive awards	Included on page 47 is a summary of performance metrics for all of our outstanding programs, including period-to-date performance as of December 31, 2016.
Consider use of operational metrics, especially R&D, in long-term incentive awards	We previously front-loaded awards for our CEO and other NEOs for 2015 – 2017 (as summarized on page 57), so we did not make new long-term incentive grants in 2016. However, we are incorporating investor feedback as we design our new long-term incentive program. In particular, we will consider the inclusion of an operating goal focused on R&D in our new incentive program.

In addition to the actions above, in October 2016 we adjusted the composition of our Compensation Committee and also retained a new independent compensation consultant (as described below). As a result of these changes, Catherine Klema was appointed chairperson of the Compensation Committee, replacing Ron Taylor, and Dr. Peter McDonnell was appointed as a new Committee member. While these modifications were not made in response to specific shareholder feedback, we felt it was important to obtain a new perspective on our pay programs.

Our relationship with Allergan’s shareholders is an important part of our Company’s success and we are committed to continuing to engage with our shareholders in constructive and meaningful dialogue throughout the year.

48

COMPENSATION DISCUSSION AND ANALYSIS

Determination of Compensation

The Compensation Committee makes all compensation decisions regarding senior management, which includes our NEOs and certain other senior officers of the Company. The Compensation Committee considered the recommendation of both the CEO and our former Executive Chairman in determining the compensation of the other NEOs.

For the beginning of 2016, the Compensation Committee continued to retain F.W. Cook, an independent executive compensation consulting firm, to advise the Compensation Committee on matters related to CEO and other executive compensation with respect to 2016. Starting in October 2016, the Compensation Committee has engaged Steven Hall & Partners as its independent compensation consulting firm.

49	2017 ANNUAL PROXY STATEMENT

Principal Components of 2016 Executive Compensation

Rewards Elements of Compensation
Our Philosophy	How We Apply It	Long-Term Incentives in Form of Performance Share Units and Stock Options	Annual Bonus Opportunity Based on 2016 Net Revenue and Non-GAAP Performance Net Income Per Share	Competitive Base Salary	Employee Benefits Focused on Well-Being and Safety	Forest and Allergan Transaction Performance Based Awards
Create unambiguous long-term shareholder alignment	A substantial portion of executives’ pay linked to share price appreciation
Drive sustainable top-and bottom-line growth	Performance metrics tied to revenue growth and net earnings
Overachieve on our commitments to execute key plans	Rewards for achieving commitments while maintaining industry leading shareholder returns
Create a unified management team aligned to a shared set of objectives	Uniform award program for top executives
Attract and retain key executive talent	Competitive short-term cash-flow with longer-term wealth accumulation
Reinforce our BOLD, entrepreneurial culture	Exceptional rewards for exceptional performance
Encourage a long-term perspective and discourage short-term risk taking	Opportunities balanced with sound compensation practices

50

COMPENSATION DISCUSSION AND ANALYSIS

Our annual compensation program is highly sensitive to performance. The following illustrates the key direct compensation components for our CEO and other NEOs as a percentage of their 2016 total target direct compensation opportunities:

COMPONENTS OF CEO PAY	COMPONENTS OF OTHER NEO PAY (AVERAGE)

Base Salary

Base salary provides our NEOs with a degree of financial certainty and stability; however, as shown above, the focus of our program is on variable “at-risk” pay. For 2016, base salary represented 7% of the target annual pay opportunity for our CEO, and 13% for our other NEOs.

In setting base salaries and determining base salary increases for our NEOs, the Compensation Committee takes into account a variety of factors, including:

•	Level of responsibility.

•	Individual and team performance.

•	Internal review of the NEO’s total compensation, individually and relative to our other officers and executives with similar responsibilities within the Company.

•	General levels of salaries and salary changes relative to other officers and executives with similar responsibilities at peer group companies.

Salary levels are typically reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Increases to the salaries of our NEOs are based on the Compensation Committee’s and the CEO’s assessment (other than for himself) of the individual’s performance and market conditions.

Based on its annual review of executive officer compensation levels and opportunities, the Compensation Committee approved minimal market adjustments of 3% to base salaries for our CEO and our other NEOs. Our former Executive Chairman did not receive a salary adjustment in 2016. Additionally, in connection with his promotion to the role of Chief Commercial Officer (from President, North American Brands), Mr. Meury received an additional adjustment in May 2016 of approximately 24% to more closely align his salary to market levels for this expanded role.

51	2017 ANNUAL PROXY STATEMENT

The base salaries for our CEO and other NEOs during 2016 are set forth in the following table:

Name	2015 Base Salary ($)	2016 Base Salary ($)	Change (%)
Brenton L. Saunders	$1,000,000	$1,030,000	3%
Paul Bisaro	$750,000	$750,000	0%
Maria Teresa Hilado	$625,000	$643,750	3%
William Meury[1]	$625,000	$800,000	28%
Robert A. Stewart	$715,000	$736,450	3%

1.	Mr. Meury received a 3% salary adjustment in March 2016 (from $625,000 to $643,750), and an additional 24% adjustment in May 2016 (from $643,750 to $800,000) in connection with being named our Chief Commercial Officer, resulting in a year-over-year increase of 28%.

Annual Incentive Awards

Annual cash incentive awards are an important feature of our performance-based compensation program. Annual cash incentive awards to our NEOs are made under our 162(m) Plan, which the Company adopted and our shareholders approved in 2012. The 162(m) Plan is intended to allow, but does not require, incentive compensation payable under such plan to qualify as performance-based compensation and therefore be tax-deductible by the Company under Section 162(m) of the Internal Revenue Code (“Section 162m”). See “Tax Deductibility of Compensation” on page 63 for further information regarding Section 162(m).

For 2016, the maximum award for each participant under the 162(m) Plan continued to be based on a percentage of the Company’s operating income11, as defined in the 162(m) Plan (3.0% for Messrs. Saunders and Bisaro and 2.0% for each of our other NEOs), with a cap of $7,000,000 payable to a participant in any given year. Under the 162(m) Plan, the Compensation Committee has the discretion to reduce the bonus amounts payable to our NEOs based on factors determined to be appropriate, including the achievement of performance goals applied under our Company-wide annual incentive plan (the “AIP”), as described below. The majority of our non-field-based employees participate in the AIP.

The Compensation Committee’s practice has been to exercise negative discretion from the calculated 162(m) Plan maximum award payable to each NEO by applying the AIP performance goal(s) in making its determination of the actual award amount paid. This approach is not purely formulaic, however, as the Compensation Committee also considers the contributions of each participant to our success during the performance period and other factors it deems appropriate. The Compensation Committee cannot increase the calculated 162(m) Plan maximum award payable and can only reduce it. Annual cash incentive awards are typically paid in March of the year following the 162(m) Plan performance period.

We are asking our shareholders to approve the material terms of the performance goals, including the annual plan maximum payment, for awards under 162(m) Plan again this year, as described in more detail in Proposal No. 5 of this Proxy Statement on page 80, so that we can continue to ensure our ability to grant tax deductible annual bonuses.

11 “Operating income” is defined as the Company’s operating income determined in accordance with GAAP plus, without duplication and only to the extent such amount represents a charge or expense determined in accordance with GAAP and reflected in the operating income of the Company and regardless of classification within the Company’s statement of income, the sum of (a) depreciation and amortization expense; (b) asset impairment charges; (c) charges associated with the revaluation of material contingent liabilities that are based in whole or in part on future estimated cash flows; (d) business restructuring charges; (e) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments and integration charges; (f) litigation charges and settlements; (g) losses and expenses associated with the sale of assets; minus (h) gains or income of a nature similar to items (a) through (g) above. With respect to each of (a) through (h), such amounts are as identified in the Company’s financial statements, notes to the financial statements, or management’s discussion and analysis with respect to the financial statements as filed with the SEC.

52

Corporate Financial Performance
0% - 150%
0% - 150%
Individual Performance
0% - 150%
2016 Bonus Award
0% - 225% of Target
Non-GAAP
Net Revenue
Non-GAAP
Performance Net Income Per Share

COMPENSATION DISCUSSION AND ANALYSIS

2016 Annual Incentive Target Amounts

The Compensation Committee determined individual incentive award levels and corporate financial and individual performance goals, which were based on performance during the full 2016 calendar year.

For 2016, Mr. Meury’s target bonus opportunity was increased to 110% of his base salary from 100% in 2015. The Compensation Committee made this change in connection with his increased responsibilities in his new role as Chief Commercial Officer.

2016 Performance Goals

For 2016, the performance goals under the AIP, which were applied as part of the Compensation Committee exercising its negative discretion under the 162(m) Plan, consisted of a combination of corporate financial and individual performance goals for each of the NEOs.

Maximum performance under the AIP results in earning 225% of target payouts, taking into account the degree of achievement of financial and individual performance objectives and other factors the Compensation Committee deems relevant to its determination, which may include the Company’s total shareholder return for the year both in relative and absolute terms. Threshold payouts are based on the minimum level of performance for which payouts are authorized and results in earning 25% of the NEO’s target award.

Our 2016 Bonuses were calculated as follows:

Corporate Financial Performance 0% - 150%		×	Individual Performance 0% - 150%	=	2016 Bonus Award 0% - 225% of Target

Net Revenue	Non-GAAP Performance Net Income Per Share

2016 Corporate Financial Performance

Corporate Financial Goals

For the 2016 performance year, the financial metrics used to determine corporate financial performance were Net Revenue and Non-GAAP Performance Net Income Per Share. The Compensation Committee determined that both Net Revenue and Non-GAAP Performance Net Income Per Share align our management team with our strategy to be a leading focused global biopharmaceutical growth company. Specifically, the Committee selected these metrics for the following reasons:

Metric	Rationale
Net Revenue	• Incentivizes sustainable top line revenue growth. • Focuses management on extending category leadership across therapy areas. • Aligns with strategy of targeted geographic expansion.
Non-GAAP Performance Net Income Per Share	• Aligns to investor expectations. • Maintains a strong focus on profitability. • Is easy to understand and communicate. • Aligns with the market practice amongst our peers.

For the purpose of measuring corporate financial performance, “Non-GAAP Performance Net Income Per Share” means the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives, (iii) acquisition, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.

53	2017 ANNUAL PROXY STATEMENT

Each of our financial performance metrics is equally weighted to determine overall Company Performance. For each of our financial performance metrics, we established threshold, target and stretch goals. Achieving our target goal results in 100% performance for that measure; threshold goal achievement results in 50% performance, and stretch achievement results in 150% performance. For performance in between these levels, we apply linear interpolation. No performance award for either goal may be earned for achievement below our threshold goal.

2016 Corporate Financial Achievement

Our 2016 financial performance measures were chosen to align to our philosophy of driving top- and bottom-line growth. Our target revenue goal required industry leading double-digit revenue growth, with threshold performance requiring high single-digit growth. As highlighted above, while we delivered strong operational results, as measured against our rigorous goals, this performance resulted in 82% financial performance.

Metric(1)	Weighting	Performance Range	Threshold Goal ($)	Target Goal ($)	Stretch Goal ($)	Actual ($)	Resulting Performance
Net Revenue(2)	50%	0% – 150%	$14.67B	$15.12B	$15.57B	$14.70B	54%
Perf Net Income Per Share(3)	50%	0% – 150%	$13.09	$13.64	$14.19	$13.80	110%
Resulting Company Performance							82%

(1)	Metrics are Non-GAAP figures.
(2)	Results adjusted to exclude impact of certain extraordinary, unbudgeted items including loss of branded revenue due to Anda Distribution business divestiture and unplanned product divestiture to Teva.
(3)	Results adjusted to exclude impact of certain extraordinary, unbudgeted items including unplanned product divestiture to Teva and unplanned commercial investments.

2016 Individual Performance

2016 Individual Goals for our CEO and former Executive Chairman

The Compensation Committee also recognizes that individual performance is a key element to consider in determining the overall cash incentive award payable to an executive. To this end, our CEO reviews the performance of each of our NEOs (other than himself and Mr. Bisaro) on the basis of specific objectives and subjective factors and makes recommendations to the Compensation Committee on final award amounts. The CEO’s and our former Executive Chairman’s awards are subject to a similar adjustment based on their individual performance, respectively, which is determined by the Compensation Committee.

54

COMPENSATION DISCUSSION AND ANALYSIS

In 2016, the Compensation Committee approved the following strategic goals and objectives for Messrs. Saunders and Bisaro:

Strategic Goals	Objectives
Customer Centricity	• Deliver on 2016 Operational Plans. • Elevate customer engagement to drive more effective decision making. • Identify cross-franchise or function initiatives that enhance customer offerings.
Valued Innovation

•   Successfully grow our brand pipeline value via optimal execution of development programs, timely registration submissions, optimal labeling and on-time approvals.

•   Successfully launch brands as planned with optimal reimbursement and access.

•   Grow existing therapeutic areas through business development transactions and lifecycle innovation.

•   Drive innovation through Open Science collaborations.

High Quality and Reliability	• Optimize best-in-class manufacturing and R&D capabilities and quality systems. • Deploy lean and highly responsive supply chain. • Embed forward thinking compliance culture globally.
Investments in People

•   Develop top talent into future leaders with opportunities for growth.

•   Increase employee engagement.

•   Align behind our BOLD culture/values: Building bridges, Power ideas, Act fast, Drive for results.

Effective Integration

•   Complete global generics business divestiture to Teva.

•   Complete pre-integration planning and successfully combine with Pfizer.

•   Assess the new, combined portfolio and communicate priorities.

•   Achieve cost synergy goals as planned.

•   Define and execute revenue synergy opportunities.

2016 Individuals Goals For Our Other NEOs

In consultation with the Compensation Committee, our CEO and Executive Chairman assigned specific individual performance goals for 2016 to our other NEOs that were tailored to the scope and nature of their responsibilities.

2016 was a year of tremendous transformation as we took major steps to position Allergan as a focused global biopharmaceutical growth company. Our CEO and current Chairman, Brent Saunders, and our former Executive Chairman, Paul Bisaro, demonstrated extraordinary leadership in successfully guiding our Company through a pivotal year that positions us well for 2017 and beyond. Both Mr. Saunders and Mr. Bisaro surpassed the individual performance goals set out for them as our Company exceeded expectations on a number of strategic initiatives and priorities, including achieving sustainable top- and bottom-line growth, advancing our pipeline, maintaining industry leading margins and allocating capital to maximize shareholder return. In addition to the Company performance highlights provided earlier in this Compensation Discussion and Analysis, the Compensation Committee considered the following key accomplishments that reflect the leadership of Mr. Saunders and Mr. Bisaro in assessing their individual performance:

Mr. Saunders’ Key Performance Highlights:

•	Completed one of the most complex divestitures in the industry with sale of the global generics business, and completed the divestiture of the Anda Distribution business, to Teva for a combined sale price of approximately $39 billion, impacting 16,700 employees; 56 of our 76 plants, warehouses and distribution centers; and 16 of our 26 R&D sites.

•	Announced, executed and completed a $15 billion share repurchase, including a $10 billion accelerated share repurchase.

•	Enhanced the pipeline and built depth in several therapeutic areas (including NASH, Crohn’s, Parkinson’s and regenerative medicine).

•	Achieved industry leading customer service/backorder metrics.

•	Successfully managed the termination of the planned merger with Pfizer.

55	2017 ANNUAL PROXY STATEMENT

•	Completed 10 stepping stone (Open Science) deals.

•	Identified a new highly qualified Board member.

•	Launched global talent strategy: The Allergan Edge - Engage, Develop, Reward, Attract.

Mr. Bisaro’s Key Performance Highlights:

•	Completed one of the most complex divestitures in the industry with sale of the global generics business, and completed the divestiture of the Anda Distribution business, to Teva for a combined sale price of approximately $39 billion, impacting 16,700 employees; 56 of our 76 plants, warehouses and distribution centers; and 16 of our 26 R&D sites.

•	Successfully transitioned the full set of executive duties to Mr. Saunders, including Chairmanship of the Board.

•	Identified a new highly qualified Board member.

Our Other NEOs’ 2016 Performance

Ms. Hilado’s award reflects the strong performance of our finance organization during 2016, which included the following achievements:

•	Supported successful completion of divestitures of the global generics and Anda Distribution businesses, including immediate investment of cash and proceeds and debt paydown.

•	Initiated $15 billion share repurchase program and announced 2017 dividend.

•	Consolidated enterprise resource planning solutions onto one platform and standardized financial reports.

Mr. Stewart’s award reflects the strong performance of our global operations during 2016, which included the following achievements:

•	Managed the complex carve outs of the global generics and Anda Distribution businesses and maintained key customer relationships despite lengthy timeline to gain regulatory approvals.

•	Delivered high performance across all supply chain metrics, including safety and environmental performance, customer service performance, and regulatory inspections, despite the challenges associated with our transactions.

•	Successfully supported corporate functions, including IT, following the sale of the global generics business.

Mr. Meury’s award reflects the exceptional commercial performance during 2016, which included the following achievements:

•	Achieved top-tier sales growth.

•	Successfully launched 4 major new products in 2016 and prepared 11 products for launch in 2017.

•	Assumed Chief Commercial Officer role and reorganized commercial organization, creating one global team.

Award Determination

Based on corporate performance and individual performance of each NEO, the amount payable to each of the NEOs under the 162(m) Plan was determined as follows:

Executive	Annual Base Salary ($)	Target Annual Incentive (%)[1]	Target Annual Incentive ($)	Financial Performance	Individual Performance	2016 Bonus Award	2016 Bonus Award as % of Target
Brenton L. Saunders	$1,030,000	—	$3,000,000	82%	120%	$2,940,000	98%
Paul Bisaro	$750,000	—	$1,500,000	82%	134%	$1,650,000	120%
Maria Teresa Hilado	$643,750	100%	$643,750	82%	110%	$580,663	90%
William Meury	$800,000	110%	$880,000	82%	125%	$902,000	103%
Robert A. Stewart	$736,450	100%	$736,450	82%	122%	$736,450	100%

(1)	In 2015 we established new target annual incentive levels for our CEO and former Executive Chairman which are not expressed as a percentage of their base salary.

56

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

The Compensation Committee believes that long-term equity-based incentive awards provide a valuable tool for aligning the interests of management with our shareholders and focusing management’s attention on our long-term growth. In addition, the Compensation Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. Additionally, unlike several of our industry peers, Allergan does not provide a defined-benefit pension program. As such, we view our long-term incentive program as a valuable driver of retention and long-term wealth accumulation while still performance-based.

The Company currently maintains the shareholder approved Amended and Restated 2013 Incentive Award Plan of Allergan plc (the “2013 IAP”) and the Amended and Restated Allergan, Inc. 2011 Incentive Award Plan (the “Legacy Allergan Plan”). Shares available for issuance under the Legacy Allergan Plan may also be used to settle awards granted under the 2013 IAP, subject to certain limitations.

2014 Long-Term Incentive Award Grants

The Company typically makes our annual long-term incentive award equity grants in March each year; however, in July 2014, following the Forest acquisition, we “front-loaded” grants of performance share unit (PSU) and stock option awards to the NEOs—those awards represented three years’ worth of equity awards reflecting the applicable NEO’s equity awards for 2015, 2016 and 2017. As a result, no new long-term incentive awards were granted to the NEOs in 2015 or 2016.

We believe that granting these awards covering three years’ of equity award value immediately after this transaction provided the following benefits to us and our shareholders:

•	Created immediate shareholder alignment by emphasizing performance in the critical first years following our initial transformational actions.

•	Encouraged and rewarded sustained performance over the performance period.

•	Focused our new management team on one set of goals.

•	Provided retention of executives in an environment where there is heightened competition for talent with industry peers.

PSU awards may be earned based on the Company’s TSR compound annual growth rate (“CAGR”) for the 39-month performance period from July 1, 2014 through September 1, 2017. Following the performance period, earned awards vest based on continued service with the Company, with 1/3 of the award vesting on each of December 31, 2017, 2018 and 2019. The number of PSUs that may be earned ranges from 0% to 300% of the target number granted, depending on performance (with linear interpolation between performance levels).

57	2017 ANNUAL PROXY STATEMENT

Stock option awards vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(1)	For the four consecutive quarters ended September 30, 2015, the Company’s average closing share price was $285.07. As a result, 25% of each participant’s target PSU award was banked as described above. The banked portion remains subject to the service vesting conditions of the award and will be payable in accordance with the normal schedule as described above.

Legacy Actavis Performance Share Units

Our former Executive Chairman and our Chief Operations Officer, along with other senior executives at the time, received performance share unit awards in May 2014, with performance based on relative share price achievement measured against the components of the S&P 500 Healthcare Index with the same 4-digit GICS code as the Company. Performance was measured between January 1, 2014 and December 31, 2016, following which the Compensation Committee certified achievement and the earned awards vested. Target performance (100% vesting) required median relative total shareholder return. Maximum performance (150% vesting) required 75th percentile relative total shareholder return. No vesting occurred for performance below the 25th percentile. Performance between these levels was determined by linear interpolation.

The level of performance attained and number of units that vested are set forth below. During the performance period, we achieved the thirteenth highest total shareholder return of the 20 companies we measured our performance against, resulting in vesting of 70% of the awards.

Form of Award
Performance Share Unit
(PSU) Award
Stock Option Award
Percentage of
Value
75%
25%
Performance
Measured
Earned and Vesting Periods
TSR CAGR
Share price growth above grant price
Earned based on absolute TSR CAGR over more than three years
Following TSR measurement, awards are subject to 3-year ratable vesting
5-year ratable vesting
TSR CAGR Goals
% of
Shares
Earned
Price is Flat or drops below $210 (threshold)
None
10% (target)
100%
30% or higher (maximum)
300%
Earning Opportunity for Strong Growth
There are two measurement dates during the performance period when a portion of the award may be
“banked” for strong TSR performance
Date 1: Opportunity for 25% vesting if average closing share price is at or above the target share price of $280 during any rolling four-quarter period ending in 2015 or 2016(1)
Date 2: Opportunity for 25% vesting if average closing share price is at or above the target share price of $280 on June 1, 2017 (reflects 25 month performance period).
Banked PSU Awards are paid in shares when the total award is settled at the end of the performance and service vesting periods. Banking provides no acceleration of service-based vesting or payment.

58

COMPENSATION DISCUSSION AND ANALYSIS

Following this vesting, no remaining legacy Actavis performance awards remain in-cycle, allowing us to continue to simplify and create a uniform award program.

Executive	Target Granted (#)	Performance Range (%)	Performance Achieved (%)	Actual Vested (#)
Paul Bisaro	10,149	0% - 150%	70%	7,105
Robert A. Stewart	3,383	0% - 150%	70%	2,369

Transaction Related Performance Based Awards

In connection with the closing of the Forest acquisition (July 1, 2014) and Allergan acquisition (March 17, 2015), members of our new senior management team, including each of the NEOs, were granted certain transaction related performance based awards pursuant to the terms of our 2013 IAP. The awards are intended to incentivize our executives to deliver superior performance during the critical years immediately following these transformative deals.

(1)	The synergy savings goal related to the Forest acquisition was achieved at a payout percentage of 190% of target ($1.18B in savings vs. $1B target), and the Compensation Committee had certified the achievement prior to the December 1, 2015 payout.
(2)	On August 2, 2016 the Compensation Committee approved an amendment to eliminate the Non-GAAP Performance Net Income Per Share goal (at that time, known as the Non-GAAP EPS goal) since the goal was no longer a suitable metric to measure performance following the sale of the global generics business to Teva. As a result of the amendment, the value that was to be measured based on Non-GAAP Performance Net Income Per Share goal is now also measured based on the relative total shareholder return goal, such that all amounts under the TIP Award will be earned solely based on achievement of the pre-established relative total shareholder return goal. At the time of the amendment relative TSR performance was below threshold.

2014 Merger Success Award (Forest Acquisition)
Original Metric Original Weighting Current Weighting Payout Opportunity
Synergy Savings related to the Forest Acquisition 50% Paid out on December 1, 2015 at 190% of target(1)
Relative TSR 50% 50% In Cycle
Performance Period; July 1, 2014 – December 31, 2017 (42 months)
In-Cycle Remaining Payout: Relative TSR (50%)
Relative TSR Percentile Rank TSR Vesting %*
Threshold Level 30th Percentile 50%
Target Level 60th Percentile 100%
Maximum Level 90th Percentile 200%
* Vesting between levels via linear interpolation
2015 Transformation Incentive Plan (Allergan Acquisition)
Original Metric Original Weighting Current Weighting Payout Opportunity
2017 Non-GAAP Performance Net Income Per Share 65% Eliminated since no longer suitable following the sale of global generics business to Teva(2)
Relative TSR 35% 100% In Cycle
Performance Period; March 17, 2015 – December 31, 2018 (45 months)
In-Cycle Remaining Payout: Relative TSR (100%)
Relative TSR Percentile Rank TSR Vesting %*
Threshold Level 50th Percentile 75%
Target Level 60th Percentile 100%
Maximum Level 90th Percentile 200%
* Vesting between levels via linear interpolation

59	2017 ANNUAL PROXY STATEMENT

Employee and Other Benefits

The NEOs are eligible to participate in a variety of retirement, health and welfare and paid time off benefits similar to, and on the same basis as, our other salaried, U.S.-based employees. Additionally, we provide our NEOs, along with our other executives, with a limited number of personal benefits that we believe have a business purpose and are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. The primary purpose of these additional benefits is to allow our executives to focus greater attention to important Company endeavors by helping them work more efficiently, minimizing distractions, and ensuring their safety and security. These benefits include:

•	Reimbursement of financial counseling and tax preparation up to a maximum of $10,000 per year. We believe that it is important for executives to have professional assistance with managing their total compensation so that they can focus their full attention on growing and managing the business.

•	Limited personal use of Company aircraft and Company cars. We believe that these benefits provide a more secure travel environment for executives and allow them to devote additional time to Company business. To ensure his safety and security, Mr. Saunders is required by our Board of Directors to use the Company aircraft for all business and personal travel. Mr. Saunders is required to reimburse the Company to the extent the incremental cost of any personal travel exceeds $200,000 in any calendar year. Mr. Bisaro is entitled to limited personal use of the Company aircraft not to exceed $110,000 per year. Additionally, Mr. Saunders is provided with access to a dedicated Company car and driver. In 2015, Messrs. Bisaro and Stewart were provided with an annual car allowance. In 2016, the Compensation Committee eliminated this executive car allowance benefit, which is being phased out over a two-year period.

All taxes payable on the value of the benefits described above are borne by the recipient of such benefits.

Other Compensation Practices

Compensation Peer Group

The Compensation Committee reviews the elements of our compensation program, including executive officer compensation levels and opportunities as compared to those provided to similarly situated executives among a peer group of companies.

In setting the compensation for our NEOs and other senior executives, the Compensation Committee considers compensation survey data from independent third party sources as well as publicly available information. While we generally aim to set each NEO’s target total direct compensation (base salary plus target annual cash incentive compensation plus the expected value of long-term incentive grants) within the levels paid to similarly situated executives in our peer group, such data is intended to serve as only one of several reference points to assist the Compensation Committee in its discussions and deliberations.

The Compensation Committee reserves flexibility to vary pay levels based on a variety of factors including the desired mix of variable and fixed pay elements, the NEO’s overall performance and changes in roles or responsibilities.

The Compensation Committee included the pharmaceutical companies below in Allergan’s peer group and used this list as a reference point for compensation-related decisions during 2016. In selecting the peer companies, the Compensation Committee weighed a number of criteria, including but not limited to the following:

•	Similar business complexity and product life-cycle.

•	Competitors for executive talent.

•	Competitors for investor capital.

•	Similar pay philosophies.

•	Comparable size to Allergan in terms of revenues and market capitalization.

60

COMPENSATION DISCUSSION AND ANALYSIS

While Allergan is smaller than most peers in terms of annual revenues following the sale of the global generics business in 2016, the peer companies remained relevant for the reasons cited above.

AbbVie Inc.	Merck & Co. Inc.
Amgen Inc.	Novartis AG
AstraZeneca plc	Novo Nordisk A/S.
Bristol-Myers Squibb Company	Pfizer Inc.
Eli Lilly	Roche Holding AG
Gilead Sciences Inc.	Sanofi
GlaxoSmithKline plc

Share Ownership Requirements

Share ownership requirements support our strong ownership culture and ensure alignment of our senior management team with our shareholders over the longer term. We maintain a formal stock ownership policy, under which our CEO, Executive Chairman and other senior executives are required to acquire and hold Allergan shares in an amount representing a multiple of base salary.

As part of our executive compensation programs and policies, the Compensation Committee adopted share ownership requirements in 2015 for our CEO, Executive Chairman and other members of senior management as set forth below:

Role	Requirements
Chief Executive Officer	6 x base salary
Executive Chairman	6 x base salary
Other NEOs	4 x base salary

Additionally, executives are required to retain in stock 100% of the after-tax net proceeds associated with stock option exercises and/or PSU and restricted stock unit (RSU) distributions until the designated multiple of base salary is reached.

61	2017 ANNUAL PROXY STATEMENT

The following table sets forth the stock ownership guidelines and current holdings for the CEO, Executive Chairman, and the other NEOs as of December 31, 2016, assuming a stock price of $210.01.

Under the policy, shares counted toward the share ownership requirements include: (i) vested ordinary shares held of record or in a brokerage account by the individual or his or her spouse; and (ii) vested unexercised stock options. Unvested RSUs and PSUs do not count toward satisfaction of the ownership requirements.

Prohibitions on Hedging and Pledging of Our Shares

Our insider trading policy prohibits any NEO or any other officer or employee subject to its terms from entering into short sales or derivative transactions to hedge their economic exposure to our shares. In addition, these officers and employees are prohibited from pledging our shares as security for any loan.

Clawback Policies; Recoupment of Incentive Compensation

Pursuant to Mr. Saunders’ employment agreement with the Company, all equity awards (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any equity award or upon the receipt or resale of any shares of the Company underlying an equity award) will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable equity award.

In addition to the clawback provision in Mr. Saunders’ employment agreement, the 162(m) Plan also provides that the Compensation Committee has the discretion to require a participant to repay the income, if any, derived from an award under the plan in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Compensation Committee to be the result of fraud or intentional misconduct.

These clawback policies help ensure that incentive compensation is payable only if the applicable underlying performance goals are met, consistent with our pay-for-performance philosophy.

Independent Compensation Committee Consultant

From January through October 2016, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent compensation consulting firm, to advise the Compensation Committee. Starting in October 2016, the Compensation Committee retained Steven Hall & Partners as its independent consultant.

Both F.W. Cook and Steven Hall & Partners reported directly to the Compensation Committee and the Compensation Committee retains the right to terminate or replace the consultant at any time. Neither firm provides services to the Company or management. Additional information about the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of our CEO, are addressed on page 49. The Compensation Committee met seven times during the fiscal year ended December 31, 2016.

62

COMPENSATION DISCUSSION AND ANALYSIS

Each year the Compensation Committee reviews the independence of its compensation consultant and other advisors. In performing its analysis, the Compensation Committee considers the factors set forth in SEC rules and NYSE listing standards. After review and consultation with Steven Hall & Partners, the Compensation Committee has determined that Steven Hall & Partners is independent and there are no conflicts of interest raised by the work of Steven Hall & Partners currently nor were any conflicts of interest raised by the work performed by either F.W. Cook or Steven Hall & Partners during the year ended December 31, 2016.

Risk Assessment

The Compensation Committee, with the assistance of senior management, the Compensation Committee’s independent compensation consultant and management’s outside consultant, periodically reviews the elements of our compensation programs to determine whether they encourage excessive risk taking. We recently performed a formal assessment of our global compensation programs, including our executive compensation program and policies, in February 2017, and the results were reviewed with the Compensation Committee in March 2017.

The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. Among other items, we cite the following design elements in our executive compensation program that discourage excessive risk taking:

Committee Oversight: The Compensation Committee makes all compensation decisions regarding senior management, including our NEOs, and has retained an independent compensation consultant that provides no services to the Company or management.	Appropriate Use of Discretion: To reduce the tendency of formulae and other objective financial performance measures to encourage short-term or excessive risk-taking, compensation decisions are not based solely on the Company’s financial performance, but also on subjective considerations, that account for non-financial performance and judgment.
Performance Goals: A significant portion of executives’ compensation is tied to the achievement of longer-term performance goals and sustained stock price performance, intended to encourage a long-term perspective and discourage short-term risk taking. Goals are appropriately set to be sufficiently challenging but also reasonably achievable with strong performance.	Stock Ownership Guidelines: The Company has robust stock ownership guidelines to further align the interests of our executives with shareholders and ensure a longer-term focus, as described on page 62.
Payout Curves and Caps: The design of our short- and long-term incentives avoids steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds, and awards and payouts are capped.	Clawbacks: The Company has clawback provisions that give the Compensation Committee the discretion to reduce the bonus amounts payable to our NEOs based on factors determined to be appropriate, including the achievement of performance goals applied under our Company-wide annual incentive plan, as described on page 62.

Tax Deductibility of Compensation

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid for any fiscal year to the CEO and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Compensation Committee maintains discretion to award compensation that may not be fully deductible.

63	2017 ANNUAL PROXY STATEMENT

Compensation Committee Report

The Compensation Committee of Allergan plc has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE COMPENSATION COMMITTEE

Catherine M. Klema, Chairperson

Christopher W. Bodine

Christopher J. Coughlin

Peter J. McDonnell, M.D.

64

2016 Compensation Tables

Summary Compensation Table

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities with respect to the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016 of our NEOs:

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Brenton L. Saunders	2016	$1,023,425	—	—	—	$2,940,000	$2,035	$173,568	$4,139,028
Chairman, President & Chief Executive Officer	2015	1,000,000	—	—	—	20,250,000	224	315,235	21,565,549
	2014	500,000	—	25,931,824	8,585,568	1,541,250		55,187	36,613,829
Paul M. Bisaro	2016	$750,000	—	—	—	$1,650,000	$19,765	$142,673	$2,562,438
Former Executive Chairman	2015	750,000	5,000,000	—	—	12,975,000	9,226	228,692	18,962,918
	2014	1,025,000	—	25,641,217	6,401,499	2,699,813		123,137	35,890,666
Maria Teresa Hilado	2016	$639,640	—	—	—	$580,663	$3,161	$37,588	$1,261,052
EVP & Chief Financial Officer	2015	594,231	3,000,000	—	—	5,533,750	630	106,710	9,235,321
	2014	31,442	—	8,721,187	1,432,418	—	—	256	10,185,303
William Meury	2016	$742,380	—	—	—	$902,000	—	$41,671	$1,686,051
EVP & Chief Commercial Officer	2015	594,231	—	—	—	5,640,625	—	130,981	6,365,837
	2014	272,500	—	4,776,992	1,581,567	522,655	—	1,746	7,155,460
Robert A. Stewart	2016	$731,749	—	—	—	$736,450	$5,304	$22,331	$1,495,834
EVP & Chief Operating Officer	2015	715,000	3,000,000	—	—	5,728,120	2,301	158,526	9,603,947
	2014	707,500	—	8,471,370	2,108,756	1,351,350	—	47,723	12,686,699
(1)	Salary includes annual salary and any salary earned but deferred, as applicable, under the Company’s deferred compensation plan.
(2)	For Messrs. Bisaro and Stewart, represents the payment during 2015 of retention awards received in connection with the Company’s 2013 acquisition of Warner Chilcott. Our NEOs do not hold any additional non-performance based retention awards. For Ms. Hilado, represents the payment of a sign-on payment in connection with her hiring on December 8, 2014.
(3)	Our NEOs did not receive stock or option awards during 2016. For additional discussion of our long-term incentive program, see “Long-Term Incentives” on page 57 of the Compensation Discussion and Analysis.
(4)	Represents payment under our annual incentive plan for the applicable performance year. For additional discussion of our 2016 annual incentive plan, see “Annual Incentive Awards” on page 52 of the Compensation Discussion and Analysis. For 2015 also includes payment of a portion of the Merger Success Awards.
(5)	Represents above-market interest earned by our NEOs on their non-qualified deferred compensation account balances during 2016 (other than Mr. Meury, who does not have a plan account). For additional detail regarding our non-qualified deferred compensation plans, see the tables and text under “2016 Nonqualified Deferred Compensation” on page 67.
(6)	All Other Compensation for 2016 consisted of car allowances, Company matches under our qualified and non-qualified savings plans, group life insurance coverage and other perquisites as follows:

Name	Company Aircraft(1) ($)	Car and Driver/Car Allowance(2) ($)	Savings Plan Company Matching Contributions ($)	Group Term Life Insurance ($)	Financial Planning Reimbursement ($)	Total Other Compensation ($)
Brenton L. Saunders	126,643	2,215	33,000	1,710	10,000	173,568
Paul M. Bisaro	112,124	8,654	18,283	3,612		142,673
Maria Tessa Hilado		1,356	24,605	1,627	10,000	37,588
William Meury		1,029	39,200	1,442		41,671
Robert A. Stewart		7,440	13,665	1,226		22,331
(1)	Amounts represent the incremental costs to us associated with the executive’s personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.
(2)	The incremental cost for the Company car driver for commutation and nonbusiness events is calculated by multiplying the variable rate by the applicable miles driven. The variable rate includes a driver’s overtime compensation (if any), plus a cost per mile calculation based on fuel and maintenance expense. Because Company car and drivers are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage such as drivers’ salaries and vehicle purchase or lease cost. For instances where a car service is used, the incremental cost to the company is the actual fees paid for such service. The incremental cost for car allowance for Messrs. Bisaro and Stewart is the actual amounts paid by the Company to the NEO during 2016.

65	2017 ANNUAL PROXY STATEMENT

2016 Grants of Plan-Based Awards

The following table provides information about non-equity awards granted to our NEOs for 2016:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Brenton L. Saunders	Non-Equity Incentive Plan Award(1)	3/2/2016	750,000	3,000,000	6,750,000
Paul M. Bisaro	Non-Equity Incentive Plan Award(1)	3/2/2016	375,000	1,500,000	3,375,000
Maria Teresa Hilado	Non-Equity Incentive Plan Award(1)	3/2/2016	160,938	643,750	1,448,438
William Meury	Non-Equity Incentive Plan Award(1)	3/2/2016	220,000	880,000	1,980,000
Robert A. Stewart	Non-Equity Incentive Plan Award(1)	3/2/2016	184,113	736,450	1,657,013
(1)	Amounts represent threshold, target and maximum award opportunities under the 2016 AIP. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2016 AIP, see “Annual Incentive Awards” on page 52 of the Compensation Discussion and Analysis.

2016 Outstanding Equity Awards at Fiscal Year-End

The following sets forth the outstanding equity awards for our NEOs at December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exerciseable (#)	Number of Securities Underlying Unexercised Options - Unexerciseable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units That Have Not Vested ($)
Brenton L. Saunders	41,860	62,791	(1)	224.00	7/1/24	28,749	(3)	6,037,577	86,248	(5)	18,112,942
	31,783	31,783	(2)	196.16	5/12/24	6,652	(4)	1,396,987
	222,958			91.13	9/30/23
	2,790			90.22	8/14/23
	3,691			73.14	8/22/22
	9,446			70.79	8/22/21
Paul M. Bisaro	31,211	46,818	(1)	224.00	7/1/24	21,435	(3)	4,501,564	64,308	(5)	13,505,323
						5,075	(6)	1,065,801
						6,851	(7)	1,438,831
Maria Teresa Hilado	5,956	8,934	(1)	265.57	12/8/24	4,045	(3)	849,490	12,137	(5)	2,548,891
						5,648	(8)	1,186,136
William Meury	7,711	11,567	(1)	224.00	7/1/24	5,296	(3)	1,112,213	15,888	(5)	3,336,639
	6,407	6,406	(9)	196.16	5/12/24	1,367	(4)	287,084
	17,151	5,716	(10)	80.20	5/20/23
	11,476			72.07	5/6/22
	16,082			63.51	12/4/21
	21,252			68.11	12/5/20
	18,891			66.20	12/6/19
	4,722			51.07	12/8/18
	11,807			78.88	12/5/17
Robert A. Stewart	10,281	15,423	(1)	224.00	7/1/24	7,061	(3)	1,482,881	21,184	(5)	4,448,852
						1,692	(6)	355,337
						2,284	(7)	479,705

66

2016 COMPENSATION TABLES

(1)	Represents options granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014), which vest ratably 20% per year on each anniversary of the grant date in 2015 through 2019.
(2)	Represents options granted on May 13, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(3)	Represents 25% of the target number of performance share units granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014), which were “banked” as a result of achieving our target share price performance for the four consecutive quarters ended September 30, 2015. These units remain subject to time-vesting, and vest 33% per year on December 31 of 2017, 2018 and 2019. The value reported is 25% of the target number of units granted multiplied by our closing share price on December 30, 2016.
(4)	Represents restricted stock units granted on May 13, 2014, which vest ratably 33% per year on each anniversary of the grant date in 2015 through 2017.
(5)	Represents 75% of the target number of performance share units granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014), which are not yet earned, with the number of units eligible to vest based on our absolute total shareholder return (CAGR) between July 1, 2014 and September 1, 2017. Units remain subject to time-vesting thereafter, and vest 33% per year on December 31 of 2017, 2018 and 2019. The value reported is 75% of the target number of units granted multiplied by our closing share price on December 30, 2016. As of December 31, 2016, the actual payout for these awards would have been $0.
(6)	Represents restricted stock units granted on May 8, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(7)	Represents performance share units granted on May 8, 2014, with the number of units eligible to vest based on our FY 2014 EBITDA. For 2014, we achieved 135% of our target goal. Units remain subject to time-vesting, and vest 25% per year on March 5 of 2015, 2016, 2017 and 2018. The value reported is the actual number of units earned multiplied by our closing share price on December 30, 2016.
(8)	Represents restricted stock units granted on December 8, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(9)	Represents options granted on May 13, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(10)	Represents options granted on May 21, 2013, which vest ratably 25% per year on each anniversary of the grant date in 2014 through 2017.

2016 Option Exercises and Stock Vested

The following table sets forth certain information with respect to vesting of stock awards and exercise of stock options during the fiscal year ended December 31, 2016 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(3) ($)
Brenton L. Saunders			52,864	12,158,210
Paul M. Bisaro			5,965	1,721,917
Maria Teresa Hilado			2,824	532,239
William Meury	11,807	936,885	9,751	2,459,166
Robert A. Stewart			1,989	574,165
(1)	Shares acquired on exercise or vesting are presented on a pre-tax basis.
(2)	Represents the difference between the market price of our ordinary shares at the time of exercise and the option strike price multiplied by the number of options that were exercised.
(3)	Represents the closing market price of our ordinary shares on the date of vesting multiplied by the number of shares that have vested.

2016 Nonqualified Deferred Compensation

The following table sets forth the executive contributions, employer matching contributions, earnings, withdrawals/distributions and account balances, where applicable, for certain of our NEOs in the Executive Deferred Compensation Plan (the “Deferral Plan”), an unfunded, unsecured deferred compensation plan:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Brenton L. Saunders	106,923	33,000	9,300		288,736
Paul M. Bisaro	165,000	16,500	78,454		1,969,467
Maria Teresa Hilado	132,226	2,213	13,643		403,713
Robert A. Stewart	63,967	3,346	21,156		548,114
(1)	Executive contributions include salary contributions for 2016, if any, and amounts related to non-equity incentive plan compensation earned in 2015 but paid in 2016. Any contributions are also reported in the “Salary” column for 2016 or the “Non-Equity Incentive Plan Compensation” column for 2015 in the Summary Compensation Table on page 65.
(2)	This column represents company matching contributions to the Deferral Plan in 2016. All Registrant contributions are reported in the “All Other Compensation” column of the Summary Compensation Table on page 65.
(3)	This column represents deemed investment earnings at the guaranteed fixed interest rate for 2016 of 3.95%. No other investment alternatives for amounts deferred or credited are offered under the Deferral Plan.
(4)	This column reflects balances as of December 31, 2016 and includes deferred compensation earned in prior years, which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements.

67	2017 ANNUAL PROXY STATEMENT

Pursuant to the Deferral Plan, eligible employees may defer from 1% to 80% of their salary and from 1% to 100% of their annual cash incentive award, if any. We match 50% of the first 2% of pay an employee defers in accordance with this Plan. In addition, the Company may make additional contributions, at its discretion. Vesting of the matched and discretionary amounts is based on an employee’s years of service with us. If an employee has been with us for less than one year, none of the matched or discretionary amounts are vested. For amounts deferred prior to January 1, 2015, vesting thereafter occurs 33% per year, such that employees who have been with us for more than 3 years are 100% vested in the matched amount for these deferrals. For amounts deferred after January 1, 2015, and any discretionary contributions, none of the matched or discretionary amounts is vested until they have achieved two years of service, at which time all contributions are vested 100%.

All contributions to our Deferral Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the our seven year cost of funds rate (determined as of the first business day of November preceding each Plan Year), plus the six month forward swap rate on the first business day of November. In 2016, the guaranteed interest rate was 3.95%.

Assets in the Deferral Plan are distributed either (i) at separation of service as a result of retirement, disability, termination or death; or (ii) on a designated date elected by the participant. The Deferral Plan requires participants to make an annual distribution election with respect to the money to be deferred in the next calendar year. If a participant so elects, deferrals made in one year may be distributed as soon as the next year following the deferral election. Participants may elect to receive a distribution as a lump-sum cash payment or in installment payments paid over two to 15 years, or two to 10 years for contributions after January 1, 2015, as the participant elects. Bonus deferrals are credited to a participant’s account the year following the year in which the bonus is earned. As a result, bonus deferrals may not be distributed until the year following the year in which the bonus is paid to a participant and credited to his or her account. Per regulatory requirements, participants may not accelerate distributions from the Deferral Plan.

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Potential Payments Upon Termination or Change in Control

Executive Severance and Change in Control Agreements

Each of Messrs. Saunders and Meury is a party to an employment agreement or arrangement with the Company pursuant to which each is entitled to certain payments and benefits in the event of an involuntary termination without cause or his resignation for good reason, which may differ depending on whether the termination is in connection with a change in control. Each of Mr. Stewart and Ms. Hilado participate in our severance pay plan and in our change in control severance pay plan, pursuant to which each is entitled to certain payments and benefits in the event of an involuntary termination without cause or his or her resignation for good reason, which may differ depending on whether the termination is in connection with a change in control. Following is a summary of the termination and change in control provisions applicable to each NEO.

Following such summary is a table estimating the values of the applicable payments and benefits, as well as the definitions of “change in control,” “cause,” and “good reason,” which differ slightly among the executives.

In addition to the payments and benefits described below, pursuant to the terms of our 2013 IAP (as defined above), certain long-term incentive awards held by our NEOs will vest in full and, as applicable, become exercisable upon a “qualified termination” during the two year period following a change in control (each as defined in our 2013 IAP).

Brenton L. Saunders

Pursuant to the terms of his employment agreement, Mr. Saunders is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Saunders for good reason at any time between July 1, 2014 and July 1, 2017, provided that the benefits received shall not be less than the severance benefits Mr. Saunders would have received pursuant to his previous employment agreement if his employment had been terminated on July 1, 2014:

(1)	any accrued compensation obligations to Mr. Saunders through the termination date, including a pro-rated “highest annual bonus” (as defined in the employment agreement between Forest and Mr. Saunders);

(2)	a lump-sum cash payment equal to three times the sum of (i) Mr. Saunders’ then-current annual base salary and (ii) Mr. Saunders’ highest annual bonus;

(3)	continued group health benefits (medical, dental and vision) for Mr. Saunders and his dependents for 36 months following termination (or longer, if so provided by the terms of the applicable plan, program, policy or practice); and

(4)	reasonable outplacement benefits until no later than the Company’s second taxable year following the taxable year in which Mr. Saunders terminates.

Mr. Saunders will be entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Saunders for good reason at any time after July 1, 2017 and until the end of the agreement term (December 31, 2019):

(1)	a lump-sum cash payment equal to two times the sum of (i) Mr. Saunders’ then-current annual base salary and (ii) Mr. Saunders’ target bonus amount; and

(2)	continued group health benefits (medical, dental and vision) for Mr. Saunders and his dependents for up to 24 months following termination.

In the event that Mr. Saunders’ employment terminates without cause or he resigns for good reason at any time after July 1, 2017 and until the end of the agreement term (December 31, 2019), and if the termination occurs within 90 days prior to or 12 months following a change in control (as defined in the employment agreement), he will be entitled to the same payments and benefits as in the non-change in control context (as described above), except that (i) the lump-sum cash payment will equal three times (instead of two times) the sum of Mr. Saunders’

69	2017 ANNUAL PROXY STATEMENT

then-current annual base salary and target bonus amount, and (ii) continued group health benefits will be provided for up to 36 months (instead of up to 24 months) following termination.

If the Company elects not to continue Mr. Saunders’ employment with the Company at the conclusion of the agreement term or any time thereafter on substantially the same terms in effect at the expiration of the employment agreement or on other mutually agreeable terms, then Mr. Saunders will be entitled to the same payments and benefits as in the non-change in control context (as described above), as well as any accrued compensation obligations to Mr. Saunders through his termination date, including a pro-rated bonus for the year of termination.

If, at the expiration of Mr. Saunders’ employment agreement, Mr. Saunders retires from the Company or does not agree to enter into a new employment agreement or an amendment to the existing agreement extending his employment for a period of at least three years on substantially the same terms as his existing agreement, Mr. Saunders will be entitled to any accrued compensation obligations through his termination date, including a pro-rated bonus for the year of termination.

Maria Teresa Hilado and Robert A. Stewart

Ms. Hilado and Mr. Stewart participate in our severance pay plan and in our change in control severance pay plan. Under the terms of our severance pay plan, these executives are entitled to the following payments and benefits in the event of a termination by us without cause or by the executive for good reason:

(1)	continued payment of their then-current annual base salary for two years following termination;

(2)	continued group health benefits (medical, dental and vision) for the executive and his or her dependents for up to 24 months following termination;

(3)	career transition assistance for up to 24 months following termination; and

(4)	in the case of Mr. Stewart only, continued vesting and payment of Mr. Stewart’s then-outstanding equity awards that were granted prior to July 1, 2014 for two years following termination.

Under our change in control severance pay plan, in the event Ms. Hilado or Mr. Stewart is terminated by us without cause or resigns for good reason within 24 months following a change in control, they will be entitled to the payments and benefits described in (1), (2) and (3) above, plus an amount equal to two times each executive’s target bonus for the year of termination, or, if greater, for the year preceding the change of control. Additionally, the cash payment will be paid in a single lump sum (rather than in installments).

William Meury

Pursuant to the terms of his employment agreement, Mr. Meury is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Meury for good reason (whether or not such termination occurs in connection with a change in control):

(1)	any accrued compensation obligations to Mr. Meury through the termination date, including a pro-rated “highest annual bonus” (as defined in the employment agreement between Forest and Mr. Meury);

(2)	a lump sum payment equal to three times the sum of (i) Mr. Meury’s then-current annual base salary and (ii) Mr. Meury’s highest annual bonus;

(3)	continued group health benefits (medical, dental and vision) for Mr. Meury and his dependents for 36 months following termination (or longer, if so provided by the terms of the applicable plan, program, policy or practice); and

(4)	reasonable outplacement benefits until no later than the Company’s second taxable year following the taxable year in which Mr. Meury terminates.

Paul M. Bisaro

Mr. Bisaro and Allergan mutually agreed that Mr. Bisaro would resign his employment effective on January 1, 2017; however, he has remained in his position as a director of the Company. Pursuant to the terms of his employment agreement and his equity award agreements, Mr. Bisaro will continue to vest in his outstanding equity awards,

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

subject to any performance conditions where applicable, so long as he remains a member of our Board. He did not receive any additional compensation upon his resignation.

Conditions to Payment

In order to receive their severance benefits, the NEOs, other than Mr. Meury, are required to execute a release of claims against the Company.

In addition, in order to receive his severance benefits, Mr. Saunders is required to comply with certain restrictive covenants included in his employment agreement consisting of (i) limitations on soliciting or interfering with the Company’s employees, customers, suppliers, licensees, or other business associates for a one-year period following the executive’s termination of employment; (ii) restrictions on competing with Allergan for a one-year period following termination; and (iii) non-disparagement and cooperation covenants effective for twenty-four months following termination. In the event that Mr. Saunders incurs a termination of employment that does not entitle him to severance, the Company may elect to pay the executive a lump sum cash amount equal to his then-current base salary and target bonus in exchange for the executive’s agreement to comply with the non-competition restrictions described above.

In order to receive his severance benefits, Mr. Meury must comply with a one-year noncompetition covenant.

The NEOs’ incentive payments are subject to potential recoupment in the event of certain restatements of our financial results, as described on page 62.

Estimated Termination Payments

In accordance with the requirements of the rules of the SEC, the table below indicates the amount of compensation payable by us to each NEO, other than Mr. Bisaro, upon certain types of termination of employment. The amounts assume that such termination was effective as of December 31, 2016 and thus exclude amounts earned through such date and are only estimates of the amounts that would actually be paid to such executives upon their termination.

The table does not include certain amounts that the NEOs are entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation in favor of our NEOs and that are generally available to all salaried employees, such as payment of accrued vacation. The table also does not include the accrued and vested accounts of the executives under our Deferral Plan. These amounts are generally distributed to our executives upon a termination of employment, regardless of the reason, in accordance with his or her election under the applicable plan. The accrued and vested amounts under the Deferral Plan are set forth in the table under “2016 Nonqualified Deferred Compensation” on page 67.

Name and Principal Position	Cash Severance(1)	Health and Welfare Benefits(2)	Outplacement(3)	Restricted Stock(4)	Performance Shares(5)	Stock Options(6)	Merger Success Award and Transformation Incentive Plan Award(7)	Total
Brenton L. Saunders
Good Reason or Without Cause	21,090,000	51,003	50,000	1,396,987	10,987,513	440,195	—	34,015,698
Qualifying Termination in Event of Change in Control	21,090,000	51,003	50,000	1,396,987	19,061,809	440,195	22,500,000	64,589,994
Maria Teresa Hilado
Good Reason or Without Cause	1,287,500	31,440	50,000	—	1,546,304	—	—	2,915,244
Qualifying Termination in Event of Change in Control	2,575,000	31,440	50,000	1,186,136	2,682,315	—	7,500,000	14,024,891
William Meury
Good Reason or Without Cause	5,071,875	45,405	50,000	287,084	2,024,076	830,717	—	8,309,157
Qualifying Termination in Event of Change in Control	5,071,875	45,405	50,000	287,084	3,511,443	830,717	7,500,000	17,296,524

71	2017 ANNUAL PROXY STATEMENT

Name and Principal Position	Cash Severance(1)	Health and Welfare Benefits(2)	Outplacement(3)	Restricted Stock(4)	Performance Shares(5)	Stock Options(6)	Merger Success Award and Transformation Incentive Plan Award(7)	Total
Robert A. Stewart
Good Reason or Without Cause	1,472,900	34,085	50,000	417,500	2,698,839	—	—	4,673,324
Qualifying Termination in Event of Change in Control	2,945,800	34,085	50,000	835,042	4,681,868	—	7,500,000	16,046,795
(1)	See the above narrative disclosure for a description of the cash severance benefits payable to the NEOs.
(2)	See the above narrative disclosure for a description of the health and welfare benefits payable to the NEOs.
(3)	See the above narrative disclosure for a description of the outplacement services provided to the NEOs.The amount disclosed represents the minimum cost to the Company under our 2016 program terms. The actual cost may vary depending on the length of services provided.
(4)	In the event of termination without a change in control, for Mr. Stewart, represents a portion of restricted stock unit awards which may continue to vest following termination; for Messrs. Saunders and Meury, represents restricted shares granted prior to the Forest Acquisition, which were converted into restricted stock units in connection with the Forest Acquisition subject to full acceleration upon the termination date. For all NEOs, all restricted stock units will accelerate upon termination in connection with a chance in control.
(5)	In the event of termination without a change in control, for all NEOs, represents the pro-rated value of the Performance Share Units granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014), based on target performance (upon an actual termination without a change in control, payout is based on actual performance at the conclusion of the performance period). For all NEOs, in the event of termination in connection with a change in control, represents the pro-rated award at target (upon an actual termination following a change in control, employees are entitled to the greater of (a) the pro-rated award at target or (b) award based on performance to date).
(6)	In the event of termination without a change in control, for Messrs. Saunders and Meury, represents stock option grants prior to the Forest Acquisition, subject to full acceleration upon the termination date. For all NEOs, all stock options will accelerate upon termination in connection with a change in control.
(7)	For all NEOs, represents the portion of the Merger Success Award that is based on relative TSR (50% of the target award) at the target value, plus the target value of the Transformation Incentive Plan award.

Certain Definitions

Change in Control

Pursuant to the terms of Mr. Saunders’ employment agreement, and under the terms or our severance pay plan and change of control severance pay plan (in which Ms. Hilado and Mr. Stewart participate), a “change in control” generally means (i) the acquisition by an individual, entity or group of more than 50% of the total fair market value of our ordinary shares or the combined voting power of our voting securities, or during any 12-month period, of 50% or more of our outstanding voting securities; (ii) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board; or (iii) the consummation of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, unless (a) owners of our ordinary shares and voting securities immediately prior to such transaction own more than 50% of the common shares and combined voting power of the resulting corporation, (b) no person owns more than 50% of the combined voting power of the resulting corporation unless that ownership existed prior to the transaction, and (c) a majority of our Board members following the transaction were members of our incumbent Board.

Pursuant to the terms of Mr. Meury’s employment agreement, a “change in control” generally means (i) the acquisition by an individual, entity or group of more than 50% of the total fair market value of our common stock or the combined voting power of our voting securities, or during any 12-month period, of 30% or more of our outstanding voting securities; (ii) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board; or (iii) consummation of a reorganization, merger, consolidation or sale of all or substantially all of our assets, unless (a) owners of our ordinary shares and voting securities immediately prior to such transaction own more than 50% of the common stock and combined voting power of the resulting corporation, (b) no person owns more than 30% of the combined voting power of the resulting corporation unless that ownership existed prior to the transaction, and (c) a majority of our Board members following the transaction were members of our incumbent Board.

Good Reason

Pursuant to the terms of Mr. Saunders’ employment agreement, a termination for “good reason” means that the executive has terminated his employment with us due to (i) a material diminution in his base salary; (ii) the assignment to him of duties that are materially inconsistent with his position, duties, or responsibilities; (iii) any change in the geographic location at which he performs his services to the Company outside of a 75 mile radius of the city limits of Parsippany, New Jersey; or (iv) any other material breach of his employment agreement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Pursuant to the terms of our severance pay plan (in which Ms. Hilado and Mr. Stewart participate), a termination for “good reason” means that the executive has terminated his employment with us because the Company decided to relocate his or her principal work site such that his or her one-way commuting distance increases by more than 50 miles.

Pursuant to the terms of our change in control severance pay plan (in which Ms. Hilado and Mr. Stewart participate), a termination for “good reason” means that the executive has terminated his or her employment with us because (i) his or her base pay was reduced by 10% or more; (ii) the Company decided to relocate his or her principal work site such that his or her one-way commuting distance increases by more than 50 miles; or (iii) he or she was assigned duties inconsistent in any material respect with his or her authority, duties, or responsibilities as in effect immediately prior to the change in control.

Pursuant to the terms of Mr. Meury’s employment agreement, a termination for “good reason” means that Mr. Meury has terminated his employment with us due to (i) any action by the Company, including the assignment to Mr. Meury of any duties inconsistent in any material respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, which results in a material diminution in his position, authority, duties or responsibilities; (ii) any material failure by the Company to comply with certain sections Mr. Meury’s employment agreement; or (iii) any material change in the geographic location at which Mr. Meury must perform services to the Company.

Cause

Pursuant to the terms of Mr. Saunders’ employment agreement, a termination for “cause” means that we have terminated Mr. Saunders because of (i) his refusal to perform or substantially perform his duties with the Company, other than due to periods of illness, injury or incapacity, or to follow the lawful instructions of the Board; (ii) his illegal conduct or gross misconduct; (iii) a material breach of his obligations under the employment agreement; (iv) a conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony or a crime involving moral turpitude; (v) a prohibition or restriction from performing any material portion of his duties by applicable law; or (vi) a willful breach of the material policies of the Company to which he is subject and which have been previously made available to him.

Pursuant to the terms of our severance pay plan and change in control severance pay plan (in which Ms. Hilado and Mr. Stewart participate), a termination for “cause” means that we have terminated the executive because of (i) the executive’s unsatisfactory performance or misconduct (including, but not limited to, conviction of any felony or a material violation of a Company policy); or (ii) the executive’s material breach of his or her duties to us, which he or she fails to correct within thirty (30) days after he or she is given written notice by his or her immediate supervisor, designated Company officer, or one of their designees.

Pursuant to the terms of Mr. Meury’s employment agreement, a termination for “cause” means that we have terminated Mr. Meury because of (i) his willful and continuous failure to performance substantially his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board or the Chief Executive Officer which specifically identifies the manner in which the Board or Chief Executive Officer believes that he has not substantially performed his duties; or (ii) his willful engaging in illegal misconduct or gross misconduct which is materially and demonstrably injurious to the Company.

73	2017 ANNUAL PROXY STATEMENT

Equity Compensation Plan Information as of December 31, 2016

The following table summarizes certain information about the options, warrants, rights and other equity awards under the Company’s equity compensation plans as of the close of business on December 31, 2016. The table does not include information about tax qualified plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	979,758	(1)	$242.10	7,432,713
Equity compensation plans not approved by security holders	8,853,202	(2)	$130.62	15,921,120
Total	9,832,960		$137.84	23,353,833
(1)	Includes shares issuable pursuant to 421,553 restricted stock units and performance share units (assuming target payout for the performance share units) and 567,523 options granted under the 2013 IAP.
(2)	Includes shares issuable upon the exercise of options and pursuant to other rights under the following plans assumed by the Company in connection with certain acquisitions: the Allergan Plan; Allergan, Inc. Deferred Directors’ Fee Program; Allergan Irish Share Participation Scheme; 2000 Stock Option Plan of Forest Laboratories, Inc.; 2004 Stock Option Plan of Forest Laboratories, Inc.; 2007 Equity Incentive Plan of Forest Laboratories, Inc.; KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan; KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan; and KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan. This amount includes 659,381 restricted share units and performance share units (assuming target payout for the performance share units) and 8,193,884 options. The Company has not and will not grant additional awards under these plans, other than the Allergan Plan, under which 15,921,120 shares remain available for future issuance, as reflected in column (c) of this table.
(3)	Reflects the weighted average exercise prices of options only and excludes restricted stock unit and performance share unit awards.

74

Proposal No. 3 Non-Binding Vote on the Frequency of a Non-Binding Shareholder Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay Frequency Vote”)

Background

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to provide their input with regard to the frequency of future non-binding shareholder votes on our executive compensation programs, such as the proposal contained in Proposal No. 2 of this Proxy Statement. In particular, we are asking whether the non-binding vote on executive compensation should occur every year, every two years or every three years. Currently, the non-binding vote on executive compensation occurs every year.

Summary

Our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Allergan. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that shareholder sentiment should be a factor that is taken into consideration by the Board and Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year.

You may cast your vote by choosing the option of one year, two years or three years in response to the resolution set forth below.

Resolution

RESOLVED, that the shareholders recommend, in a non-binding vote, whether a shareholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote for the option of ONE YEAR as the frequency with which shareholders are provided a non-binding vote on executive compensation.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve, on a non-binding basis, the frequency of a non-binding vote on the compensation of our Named Executive Officers. In the event that no option receives a majority of the votes cast, the Board intends to adopt the option that receives the most votes.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

The say-on-pay frequency vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote.

75	2017 ANNUAL PROXY STATEMENT

Proposal No. 4 Non-Binding Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors and Binding Authorization of the Board of Directors to Determine its Remuneration

Background

The firm of PricewaterhouseCoopers LLP has audited our consolidated financial statements since our inception, and the Board of Directors recommends that the shareholders ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2017 and to authorize, in a binding vote, the Board of Directors, acting through the Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or our affiliates.

Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor is not required by our Articles of Association or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the shareholders entitled to vote at the Annual Meeting for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit and Compliance Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

Resolution

RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company until the next Annual General Meeting of Shareholders of the Company in 2018 be and is hereby ratified, in a non-binding vote, and that the Board of Directors, acting through the Audit and Compliance Committee, be and is hereby authorized, in a binding vote, to determine its remuneration.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the non-binding ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2017 and the binding authorization of the Board of Directors, acting through the Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to ratify, on a non-binding basis, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year December 31, 2017 and authorize, on a binding basis, the Board of Directors acting through the Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.

Abstentions will not have any effect on the outcome of this proposal because an abstention does not represent a vote cast.

The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to this proposal.

The aspect of this vote ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2017 is advisory, and therefore not binding on the Company, the Board of Directors or the Audit and Compliance Committee. However, the Board of Directors and Audit and Compliance Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote.

76

Audit Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP (PwC), our independent auditor, in fiscal years 2016 and 2015 were as follows:

Services	2016	2015
Audit Fees	$22,135,000	$27,702,000
Audit-Related Fees	5,393,000	10,088,000
Total Audit and Audit-Related Fees	27,528,000	37,790,000
Tax Fees	9,362,000	7,775,000
All Other Fees	946,000	5,642,000
TOTAL FEES	$37,836,000	$51,207,000

Audit Fees

The audit fees are the aggregate fees for PwC’s professional services rendered for the annual audits of the Company’s financial statements, including statutory financial statement filings required by international regulation, and the reviews of the financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees

Audit-related fees include due diligence fees associated with our acquisitions, business development and divestiture activity; carve out audit and review fees related to multiple annual and quarterly periods in connection with the disposition of the Company’s global generics and Anda Distribution businesses; and other attest services related to financial reporting matters in connection with our Irish filing requirements and other acquisitions.

Tax Fees

Tax fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain acquisitions and other tax advice and tax planning services. Tax fees in 2016 include $2,627,000 for tax consulting services as well as $5,491,000 for tax structuring and integration services, primarily related to the global generics divestiture and $1,244,000 for services provided in connection with tax audits, transfer pricing and other tax compliance/preparation services.

Tax fees in 2015 include $4,429,000 for tax consulting services primarily related to our integration of acquisitions and business development activity, including for the Allergan Acquisition and the Forest Acquisition, as well as $1,700,000 for services related to the divestiture of our global generics business and $1,646,000 for services provided in connection with tax audits, transfer pricing and other tax compliance/preparation services.

All Other Fees

All other fees in 2016 and 2015 consist of fees for miscellaneous services not characterized as audit services, audit related services or tax services. In 2015, other fees included amounts relating to certain integration-related activity in connection with the Allergan acquisition and the Forest acquisition.

The Audit and Compliance Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit and Compliance Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2016 and 2015. The Audit and Compliance Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit and Compliance Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to

77	2017 ANNUAL PROXY STATEMENT

periodically report to the full Audit and Compliance Committee regarding the extent of services provided by PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit and Compliance Committee requires specific pre-approval by the Audit and Compliance Committee or its delegate, the Audit and Compliance Committee chair, before engaging PricewaterhouseCoopers LLP for such services.

78

Report of the Audit and Compliance Committee

The primary functions of the Audit and Compliance Committee are to assist the Board of Directors in fulfilling its oversight of:

•	The integrity of Allergan’s financial statements.

•	Allergan’s compliance with legal and regulatory requirements.

•	The outside auditor’s qualifications and independence.

•	The performance of Allergan’s internal audit function and of its independent auditor.

Additionally, the Audit and Compliance Committee serves as an independent and objective party that:

•	Monitors Allergan’s financial reporting process and internal control systems.

•	Retains, oversees and monitors the qualifications, independence, compensation and performance of Allergan’s independent auditor.

•	Provides an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department and the Board of Directors.

The Audit and Compliance Committee charter describes in greater detail the full responsibilities of the Audit and Compliance Committee, and is available on our website at www.allergan.com under the “Investors” section. The Audit and Compliance Committee reviews its charter annually prior to that year’s Annual General Meeting of Shareholders and at such other times as deemed appropriate by the Audit and Compliance Committee.

The Audit and Compliance Committee schedules its meetings and implements procedures designed to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the Audit and Compliance Committee charter. To this end, the Audit and Compliance Committee met each quarter, and 10 times in total, during 2016. In addition to the foregoing, the Audit and Compliance Committee makes itself available to Allergan and its internal and external auditors during the course of the year to discuss any issues believed by such parties to warrant the attention of the Audit and Compliance Committee.

In carrying out its responsibilities, the Audit and Compliance Committee acts in an oversight capacity. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Allergan’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In performing its oversight responsibilities in connection with the Company’s 2016 audit, the Audit and Compliance Committee:

•	Reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2016 with management and with the Company’s independent auditor, PricewaterhouseCoopers LLP.

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and currently in effect.

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company and its management.

Based on the review and discussions above, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Fred G. Weiss, Chairman

James H. Bloem

Michael R. Gallagher*

Patrick J. O’Sullivan

Ronald R. Taylor

*Mr. Gallagher is not standing for re-election to the Board of Directors at the Annual Meeting.

79	2017 ANNUAL PROXY STATEMENT

Proposal No. 5 Approval of Performance Goals under the Allergan plc 2017 Annual Incentive Compensation Plan

Background

We are asking our shareholders to approve the material terms of the performance goals (collectively, the “Performance Goals”), including the annual plan maximum payment (the “Maximum Payment”), for awards under the Allergan plc 2017 Annual Incentive Compensation Plan (the “Plan”).

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the deductibility of certain executive compensation paid to the Company’s Chief Executive Officer and the three highest compensated officers (other than the Chief Financial Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. These officers are referred to as “covered employees”. An exception from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m).

The Plan gives the Board’s Compensation Committee the ability to grant short-term and long-term cash incentive awards based upon the achievement of Performance Goals during specified periods that are designed to qualify for the Performance Exception. One of the requirements under the Performance Exception is shareholder approval of the Performance Goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for awards under the Plan to be eligible to qualify for the Performance Exception, shareholders must approve the material terms of the applicable Performance Goals every five years. The Performance Goals for awards under the Plan were last approved on May 11, 2012. Therefore, we are asking for your approval of the material terms of the Performance Goals, including the Maximum Payment, again this year.

Nothing in the Plan or this Proxy Statement is intended to guarantee that the Company will always seek to ensure that its compensation qualifies as performance-based compensation, and no guarantee can be given that the terms of the Plan do in fact comply with the requirements for performance-based compensation, as they exist today or as they may change from time to time.

Performance Goals

The Performance Goals may be based upon the attainment of specified levels of one or more of the following measures, applied to the Company as a whole or to any subsidiary or other unit of the Company: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing

80

PROPOSAL NO. 5 APPROVAL OF PERFORMANCE GOALS UNDER THE ALLERGAN PLC 2017 ANNUAL INCENTIVE COMPENSATION PLAN

relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. These Performance Goals may be absolute or relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Performance Goals, the Committee may specify that there shall be excluded the effect of unusual, non-recurring, or extraordinary items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; and any other items, each determined in accordance with U.S. generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

Eligible Employees

The Plan may be used to grant performance-based awards to the Company’s Chief Executive Officer and any other executive officer of the Company or an affiliate of the Company who is selected by the Compensation Committee to participate in the Plan.

Maximum Payment

In order to meet the requirements of the Performance Exception, the Plan provides that the maximum amount of cash that may be paid pursuant to any award under the plan in any fiscal year is $10 million.

Amendment and Termination

The Board may amend or terminate the Plan, subject to any requirement for stockholder approval under applicable law, including Section 162(m), or by the New York Stock Exchange. No amendments to, or termination of, the Plan shall impair the rights of a participant without the participant’s consent.

Estimate of Benefits

Because the grant of awards pursuant to the Plan is within the discretion of the Compensation Committee, it is not possible to determine the awards that will be made under the Plan. The following table shows the dollar value of the annual incentive awards granted by the Committee to our NEOs in January 2016 under the Plan for the performance period ending December 31, 2016.

	2016 Annual Incentive
Name	Threshold ($)	Target ($)	Maximum ($)
Brenton L. Saunders	$750,000	$3,000,000	$6,750,000
Paul M. Bisaro	$375,000	$1,500,000	$3,375,000
Maria Teresa Hilado	$160,938	$643,750	$1,448,438
William Meury	$220,000	$880,000	$1,980,000
Robert A. Stewart	$184,113	$736,450	$1,657,013

81	2017 ANNUAL PROXY STATEMENT

The foregoing summary is qualified in its entirety by the full text of the Plan. The Plan is not part of this Proxy Statement. A copy of the Plan is provided in Annex A to this Proxy Statement but is not a part of this Proxy Statement and is not incorporated by reference in this Proxy Statement. Copies of the Plan will also be available at the Annual Meeting.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Performance Goals and the Maximum Payment for awards under the Allergan plc 2017 Annual Cash Incentive Plan.

The Board believes that the approval of the Performance Goals, including the Maximum Payment, will permit the Compensation Committee to continue to grant performance-based short-term incentive cash compensation designed to be eligible for the Performance Exception to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. The Board believes that this is in the best interest of the Company.

If shareholders do not approve the performance goals and the maximum payment, management and the Compensation Committee will examine all of the available alternatives, including, but not limited to, paying cash incentive compensation under other arrangements that do not qualify for the Performance Exception.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve the material terms of the performance goals for the purposes of Section 162(m) under the Allergan plc 2017 Annual Incentive Compensation Plan.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

82

Proposal No. 6 Independent Board Chairman

A shareholder has informed the Company he intends to present the non-binding proposal set forth below at the Annual Meeting. If the shareholder (or his qualified representative) is present at the Annual Meeting and properly submits the proposal for a vote, then the shareholder proposal will be voted upon at the Annual Meeting.

In accordance with federal securities laws, the shareholder proposal and supporting statement are presented below as submitted by the shareholder and are quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

The Company will promptly provide to any shareholder the name, address and number of the Company’s voting securities held by the person submitting this proposal upon receiving an oral or written request made to the Company’s Investor Relations department by telephone at (862) 261-7488, by email at investorrelations@allergan.com or by writing to Allergan plc, Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote AGAINST the adoption of this proposal.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve the shareholder proposal described in this Proposal No. 6.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

Proposal No. 6 Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management. This proposal is of particular importance to our company since our stock price fell from $305 to $195 in the year leading up to the submittal of this proposal. We also do not have the right to act by written consent — a sign that management does not value shareholder input.

At Allergan’s 2016 annual meeting, 36% of shares voted against long-tenured Ronald Taylor, indicating a high degree of shareholder dissatisfaction with his performance as chairman of our executive pay committee. In addition, 48% of shares voted against executive pay, which indicates a substantial level of discomfort. Mr. Taylor and our other directors should be also blasted for having a “fox hole” annual meeting at least 3000 miles from the majority of shareholders.

Caterpillar reversed itself by naming an independent board chairman in October 2016. Caterpillar had opposed a shareholder proposal for an independent board chairman as recent as its June 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in October 2016.

83	2017 ANNUAL PROXY STATEMENT

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions — “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board.

Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 6

84

Board of Directors’ Response to Shareholder Proposal No. 6

The Board of Directors recommends that shareholders vote AGAINST this shareholder proposal. The Board of Directors believes that this proposal is not in the best interests of the Company or its shareholders and opposes it for the following reasons.

The Board of Directors believes that our shareholders are best served by protecting the Board’s flexibility to determine the appropriate leadership structure for the Company, in light of the Company’s circumstances at a given time. This is especially true in light of the Company’s governance and board structure, which provides for strong independent leadership in our boardroom.

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, and a key element in fulfilling this responsibility is to periodically determine who should serve as our Chairman of the Board of Directors based on the Board of Directors’ determination of the unique opportunities and challenges facing the

Company at any given time. It is crucial that the Board of Directors have the flexibility to determine the best leadership structure based on the Company’s needs.

The Board of Directors believes it is important to have the flexibility to select a Chairman who is the best person for the job in order to fulfill this responsibility. Implementing a policy as requested by the proposal would unduly restrict the Board of Directors by mandating a fixed and inflexible leadership structure for the Company and would prevent the Board of Directors, including future boards of directors, from determining the most appropriate leadership structure for the Company.

The Company’s Lead Independent Director role provides strong independent oversight and has been enhanced in response to shareholder feedback.

Shareholders made clear in their engagements with the Company in mid-2016 in respect of a similar proposal that they wanted the Board of Directors to address the topic of Board leadership. The message from shareholders was clear that our enumerated responsibilities for our Lead Independent Director role should be strengthened to better achieve that objective. Following those engagements, in the fall of 2016, the Company, led by the Board of Director’s Lead Independent Director, held in person or telephonic meetings with shareholders representing approximately 37% of the Company’s common stock, who emphasized their desire to ensure robust independent leadership in the boardroom under all circumstances. The Board of Directors implemented that feedback shortly thereafter, and the Company published new and enhanced Lead Independent Director responsibilities in January 2017. In addition, the independent members of the Board of Directors determined that as of October 26, 2016, Mr. Christopher J. Coughlin would serve as Lead Independent Director, replacing Ms. Catherine Klema, who had served as Lead Independent Director since May 2014.

Under our expanded Lead Independent Director role, Mr. Coughlin is responsible for:

•	Coordinating the activities of the other Independent Directors, including the calling of meetings of the Independent Directors and/or other non-management directors (and the establishment of the agendas and schedules for such meetings), with or without the presence of management.

•	Presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions.

•	Serving as liaison between the Chairman and the independent directors.

•	Serving as liaison between management (including any Executive Chairman) and the independent directors.

•	Serving as the Board of Director’s liaison for consultation and communication with major shareholders, as appropriate.

•	Approving the agenda for Board meetings, Board pre-read materials, meeting calendars and schedules.

•	Recommending the retention of advisers and consultants.

85	2017 ANNUAL PROXY STATEMENT

•	Leading evaluations of the Chairman and CEO.

•	Leading the CEO succession planning process.

•	Communicating regularly with each director to be certain that each director’s views, competencies and priorities are understood. and

•	Performing such other duties as the Board of Directors may determine from time to time.

The proposal is not necessary to ensure effective oversight of management and accountability to shareholders.

The Board of Directors is committed to protecting shareholders’ interests by ensuring the Board of Directors is regularly refreshed and comprised of highly qualified directors and by providing independent oversight of management and has already adopted numerous measures that foster director independence.

The Board of Directors believes that the current leadership structure fully supports the accountability of management to the independent directors, and the Board of Directors has taken affirmative steps to facilitate accountability to shareholders and independent oversight of management, including, for example, through the following:

•	The Board of Directors has a Lead Independent Director.

•	Independent directors hold regular meetings led by the Lead Independent Director without management present.

•	10 of the 12 current Board members are independent under the NYSE listing requirements.

•	The Board and each of its Committees conduct annual self-evaluations, which are facilitated by independent third party governance experts.

•	Our governance practices provide strong shareholder rights, including a special meeting right with a 10% threshold, majority voting, and the annual election of directors.

Finally, the Board of Directors has acted responsibly to identify the right current leadership structure to pursue the best long-term interests of its shareholders.

Given the company’s strong governance structure and the Board of Directors’ responsiveness to shareholders and its track record of independent leadership, the Board of Directors is in the best position to determine the Company’s leadership structure, including who should serve as Chairman of the Board, based on their knowledge of the

Company and their understanding of various shareholder interests through their diverse experiences, current and past work experience and participation on the boards of public and private entities.

The Company’s Board of Directors reviewed the board leadership structure, including whether to have an independent Chairman and the role of the Lead Independent Director, in October 2016. The Board of Directors

determined that Mr. Brent L. Saunders is the right person to serve as Chairman at this time. Mr. Saunders possesses deep knowledge of the Company, its management and operations and has extensive experience with complex pharmaceutical enterprises and brings that expertise to the role of director and Chairman.

The Board of Directors also recognizes the importance of having a leadership structure that will ensure it functions in an independent manner. When the Chairman is not an independent director, the Board of Directors is required to establish further measures to oversee management, which may include appointing a Lead Independent Director.

The Board of Directors believes having a Lead Independent Director is crucial to providing a well-functioning and effective balance between strong Company leadership and appropriate oversight and safeguards by independent directors.

Therefore, we believe the shareholder proposal should be rejected. The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal.

86

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our ordinary shares and our other equity securities. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during and with respect to the 2016 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with and all filings were timely filed, except that a Form 4 for Mr. Meury was filed on February 14, 2017 with respect to an exercise of options of ordinary shares on December 8, 2016.

87	2017 ANNUAL PROXY STATEMENT

Certain Relationships and Related Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal department is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, our legal department assesses:

•	The related person’s relationship to us.

•	The related person’s interest in the transaction.

•	The material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved.

•	The benefits to us of the proposed transaction.

•	If applicable, the availability of other sources of comparable products or services.

•	Whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our legal department determines that the proposed transaction is a related person transaction, the proposed transaction is submitted to our Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee may only approve or ratify those transactions that are in, or are not inconsistent with, our best interests and the best interests of our shareholders, as the Nominating and Corporate Governance Committee determines in good faith.

As required under SEC rules, we disclose in our Proxy Statement any related person transactions determined to be directly or indirectly material to us or a related person. No reportable transactions have occurred since January 1, 2016 or are currently proposed.

88

Stock Ownership of Certain Beneficial Owners

The following table sets forth the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our ordinary shares, based on filings made under Section 13 of the Exchange Act as of March 17, 2017 and based on 335,583,620 ordinary shares outstanding as of March 17, 2017:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,628,608(2)	6.4%
The Goldman Sachs Group, Inc. 200 West Street New York, NY 10282	21,013,138(3)	6.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	24,042,947(4)	7.2%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	22,689,449(5)	6.8%
(1)	Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all ordinary shares reflected in this table. As of March 17, 2017, 335,583,620 of our ordinary shares were issued and outstanding.
(2)	According to Schedule 13G/A filed with the SEC on January 19, 2017, Blackrock, Inc. is the beneficial owner of 21,628,608 shares (with sole voting power with respect to 18,564,957 shares, shared voting power with respect to 8,309 shares, sole dispositive power with respect to 21,620,299 shares and shared dispositive power with respect to 8,309 shares).
(3)	According to Schedule 13G filed with the SEC on February 14, 2017, each of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. is the beneficial owner of 21,013,138 shares (with shared voting power with respect to 20,728,438 shares and shared dispositive power with respect to 21,013,138 shares). The Goldman Sachs Group, Inc. is the parent holding company of Goldman, Sachs & Co. The securities reported on Schedule 13G are owned of record by Goldman, Sachs & Co.
(4)	According to Schedule 13G/A filed with the SEC on February 9, 2017, The Vanguard Group is the beneficial owner of 24,042,947 shares (with sole voting power with respect to 592,389 shares, shared voting power with respect to 73,076 shares, sole dispositive power with respect to 23,395,892 shares and shared dispositive power with respect to 647,055 shares). Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 478,886 shares or .14% of the ordinary shares outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 281,672 shares or .08% of the ordinary shares outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
(5)	According to Schedule 13G/A filed with the SEC on February 9, 2017, each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is the beneficial owner of 22,689,449 shares (with shared voting power with respect to 6,505,811 shares and shared dispositive power with respect to 22,689,449 shares). Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers. The securities reported on Schedule 13G/A are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

89	2017 ANNUAL PROXY STATEMENT

Stock Ownership of Directors and Executive Officers

The following table sets forth, as of March 17, 2017, based on 335,583,620 ordinary shares outstanding as of that date, the beneficial ownership of Allergan ordinary shares (including rights to acquire shares within 60 days of March 17, 2017) by (i) each Allergan director and director nominee; (ii) each Allergan NEO; and (iii) all current directors and executive officers (including NEOs) as a group. No shares have been pledged as security by any of the Allergan directors or executive officers named below. No individual director, nominee or NEO beneficially owned more than 1% of Allergan ordinary shares.

Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, Allergan believes the persons named in this table have sole voting and investment power with respect to all ordinary shares reflected in this table. The business address of each of Allergan’s directors and NEOs is Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

	Amount and Nature of Beneficial Ownership
Name	Ordinary Shares(1) (#)	Rights to Acquire Shares (Options) (#)	Rights to Acquire Shares (Restricted Stock Units) ($)	Total (#)
Directors (excludes executive officer directors)
Nesli Basgoz, M.D.	4,086	12,878	1,389	18,353
James H. Bloem	9,219	—	1,389	10,608
Christopher W. Bodine	12,124	—	1,389	13,513
Chris Coughlin	2,502	15,927	1,389	19,818
Michael Gallagher(2)	13,790	—	19,031	32,821
Catherine M. Klema	21,027	—	1,389	22,416
Peter McDonnell, M.D.	2,891	—	1,389	4,280
Patrick J. O’ Sullivan	3,292	—	1,389	4,681
Ronald R. Taylor	23,361	—	1,389	24,750
Fred G. Weiss	25,746	—	1,389	27,135
Named Executive Officers
Brenton L. Saunders	99,912	328,419	6,652	434,983
Paul M. Bisaro(3)	226,629	31,211	—	257,840
Maria Teresa Hilado	7,731	5,956	—	13,687
Robert A. Stewart	47,023	10,281	—	57,304
William Meury	38,025	118,702	1,367	158,094
All current directors and executive officers as a group (19 individuals)	560,312	600,613	42,536	1,203,461

(1)	Ordinary shares includes voting securities represented by shares held of record, shares held by a bank, broker or nominee for the person’s account and shares held through family trust arrangements, including any shares of restricted stock which remain subject to sale restrictions.
(2)	Includes 17,642 phantom share units held by Mr. Gallagher representing an equal number of ordinary shares which, upon termination of his service on our Board of Directors, he has the right to receive.
(3)	Excludes 120,000 shares held by Paul Bisaro LLC (“LLC”), a limited liability company in which Mr. Bisaro retains an ownership interest and might be deemed to have or share investment control. 99% of the LLC interests have been transferred to four (4) GRATs of which the remainder beneficiaries are Mr. Bisaro’s children. Mr. Bisaro may be deemed to continue to beneficially own the shares that were transferred to the LLC but he disclaims beneficial ownership of all such shares.

90

Shareholders’ Proposals for the 2018 Annual General Meeting of Shareholders

Shareholder Proposals in the Proxy Statement for the 2018 Annual General Meeting of Shareholders.

Under Rule 14a-8 of the Exchange Act, shareholder proposals to be included in the Proxy Statement for the 2018 Annual General Meeting of Shareholders must be received by our Secretary at our principal executive offices no later than November 24, 2017 (120 calendar days before the anniversary of the date we expect to release this Proxy Statement for the 2017 Annual General Meeting of Shareholders) and must comply with the requirements of Rule 14a-8 of the Exchange Act.

Other Shareholder Proposals and Nominations for Directors to Be Presented at the 2018 Annual General Meeting of Shareholders.

If you desire to bring a matter before the 2018 Annual General Meeting of Shareholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in the Company’s Articles of Association. In accordance with our Articles of Association, in order to be properly brought before the 2018 Annual General Meeting of Shareholders, a shareholder’s notice must generally be delivered to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, Attention: Company Secretary, not more than 150 days nor less than 120 days prior to the anniversary date of the notice convening the Company’s 2017 Annual General Meeting of Shareholders and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in the Company’s 2018 Proxy Statement. Therefore, to be presented at the Company’s 2018 Annual General Meeting of Shareholders, such a proposal or nomination must be received by the Company on or after October 25, 2017, but no later than November 24, 2017.

91	2017 ANNUAL PROXY STATEMENT

Proxy Statement

General

Your proxy is solicited by the Board of Directors of Allergan plc for use at the 2017 Annual General Meeting of Shareholders to be held at The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland, at 8:30 a.m. local time on May 4, 2017, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.

In connection with the Annual Meeting, we have prepared a Notice of Annual General Meeting of Shareholders, a Proxy Statement, and our 2016 Annual Report to Shareholders, which provides detailed information relating to our activities and operating performance (collectively, our “proxy materials”).

Under SEC rules, we have elected to make our proxy materials available to our shareholders via the Internet rather than mailing paper copies of those materials to each shareholder, as we believe electronic delivery to our shareholders will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of our proxy materials. On or about March 24, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) directing shareholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 and view instructions on how to vote via the Internet or by telephone. If you receive an Internet Notice by mail, you will not automatically receive a printed copy of our proxy materials unless you specifically request one by following the instructions to request that a paper copy be mailed to you that are printed on the Internet Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ALLERGAN PLC ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2017

The Notice of Annual Meeting, this Proxy Statement and the 2016 Annual Report to Shareholders are available at www.proxyvote.com. Our Irish statutory financial statements will be available at www.proxyvote.com on or before April 12, 2017.

You are encouraged to review all of the important information contained in the proxy materials before voting.

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PROXY STATEMENT

Who Can Vote

Only shareholders of record of our ordinary shares at 4:00 p.m. Eastern Standard Time on March 8, 2017, the record date for the Annual Meeting, are entitled to receive notice of and to attend, speak and vote their shares at the Annual Meeting.

Beneficial owners of our ordinary shares are entitled to receive notice of and to attend our Annual Meeting, and have the right to direct their broker, bank or other nominee how to vote but may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy giving them the right to vote their shares at the Annual Meeting from the broker, bank or other nominee holding their shares in street name. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name.

Certain distinctions between shares held of record and those owned beneficially are summarized below:

  Shareholders of Record

If your ordinary shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and these proxy materials are being sent to you directly by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

  Beneficial Owners

If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting, but because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to vote your shares at the Annual Meeting from the broker, bank or other nominee holding your shares in street name. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each ordinary share is entitled to one vote on each matter properly brought before the Annual Meeting. Ordinary shares that are held in treasury will not be entitled to vote at the Annual Meeting.

As of March 8, 2017, the record date for the Annual Meeting, there were 335,496,312 of our ordinary shares outstanding.

How to Vote

Your vote is very important, and we encourage you to vote your shares and to submit your proxy regardless of whether or not you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote as described in this section of the Proxy Statement, one of the individuals named as your proxy will vote your shares as you have directed.

Shareholders of Record If you are a shareholder of record, you may vote in one of the following ways:

By Telephone or over the Internet. You may submit your proxy by calling the toll-free telephone number noted on your proxy card or Internet Notice. Telephone proxy submission is available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 3, 2017. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded. If you are a shareholder of record of Allergan and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system, and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of Brenton L. Saunders and A. Robert D. Bailey as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

You also may choose to vote over the Internet. The website for Internet voting is noted on your proxy card or Internet Notice. Internet voting is also available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 3, 2017. As with telephone proxy submission, Internet voting allows you to confirm that your instructions have been properly recorded.

Shareholders who vote through the Internet or submit their proxy by telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareholder.

By Mail.

If you received a paper copy of the proxy card by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided. We must receive your signed proxy card by 10:00 a.m. Eastern Daylight Time on May 1, 2017.

In Person at the Annual Meeting. You may vote in person by attending the Annual Meeting and submitting a ballot.

If your proxy is properly completed, the shares it represents will be voted at the Annual Meeting as you instructed. If you submit your proxy, but do not provide instructions, your proxy will be voted in accordance with the Board of Directors’ recommendations as set forth in this Proxy Statement.

Shares must be voted either in person, by telephone proxy submission or over the Internet or by completing and returning a proxy card by mail. Shares cannot be voted by marking, writing on and/or returning an Internet Notice. Any Internet Notice that is returned will not be counted as a vote.

93	2017 ANNUAL PROXY STATEMENT

Revoking Your Proxy

Shareholders of Record

If you are a shareholder of record of our ordinary shares, you have the right to revoke your proxy at any time before it is voted at the Annual Meeting by (1) filing a written notice with our Company Secretary, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you wish to grant a new proxy, you can do so by telephone or over the Internet up to 3:59 p.m. Eastern Daylight Time on May 3, 2017, or by mail, which we must receive by 10:00 a.m. Eastern Daylight Time on May 1, 2016.

Any such notices and new proxies that are sent by mail should be sent to Allergan plc, Company Secretary, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

Beneficial Owners

Persons who hold their shares through a bank, brokerage firm or other nominee may change or revoke their voting instructions by following the requirements of their bank or broker, or may vote in person at the Annual Meeting by obtaining a legal proxy from their bank or broker and submitting the legal proxy at the Annual Meeting along with their ballot.

Solicitation of Proxies

We have retained the services of a proxy solicitation firm, MacKenzie Partners, Inc. (“MacKenzie”), to solicit proxies for the Annual Meeting from our shareholders by mail. We will bear the entire cost of our and MacKenzie’s solicitations, including the payment of fees of approximately $15,000 to MacKenzie for their services, and the cost of preparation, assembly, printing and mailing of this Proxy Statement, the Internet Notice, the proxy card and any additional proxy materials or information furnished to our shareholders. In addition, our directors, officers and employees may solicit proxies on our behalf by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers and employees will receive no additional compensation for such services. We will reimburse brokers, custodians and nominees for the reasonable expenses they incur furnishing proxy solicitation and other required Annual Meeting materials to street name holders who beneficially own those shares on the record date.

Quorum and Voting

At the close of business on March 8, 2017, 335,496,312 ordinary shares were outstanding and entitled to vote at the Annual Meeting. Votes cast by proxy (including through the Internet or by telephone) or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of our outstanding ordinary shares and entitled to vote at the Annual Meeting is necessary in order to constitute a quorum for the conduct of business at the Annual Meeting. Ordinary shares held in treasury will not be included in the calculation of the number of ordinary shares present at the Annual Meeting for the purposes of determining a quorum. If a proxy is received but marked “abstain” or if a broker non-vote (as described below) occurs, those shares will be considered as present and entitled to vote for the purposes of determining the presence of a quorum.

Broker Non-Votes

If your ordinary shares are held by a broker in street name, under NYSE rules your broker may vote your shares on certain routine matters if you do not provide your broker with voting instructions. Proposal No. 4, the ratification of the selection of our independent auditors and the authorization of the Board of Directors, acting through the Audit and Compliance Committee, to determine its remuneration, is considered a routine matter upon which brokerage firms may vote on behalf of their clients even if no voting instructions are provided.

If your ordinary shares are held by a broker in street name, under NYSE rules your broker may not vote your shares on certain non-routine matters if you do not provide your broker with voting instructions. This is called a “broker non-vote” and occurs because your broker lacks discretionary voting authority to vote your shares on a non-routine matter if you do not provide your broker with your voting instructions.

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PROXY STATEMENT

The non-routine matters on the agenda for this year’s Annual Meeting are (a) Proposal No. 1: the election of directors, (b) Proposal No. 2: the compensation of our Named Executive Officers, (c) Proposal No. 3: the frequency with which the Company should conduct a non-binding vote with respect to the compensation of its Named Executive Officers, (d) Proposal No. 5: the approval of the material terms of the performance goals under the Allergan plc 2017 Annual Incentive Compensation Plan and (e) the shareholder proposal (Proposal No. 6). Accordingly, with respect to the proposals other than Proposal No. 4 (ratification of the selection of our independent auditors and authorization of the Board of Directors, acting through the Audit and Compliance Committee, to determine its remuneration), your broker will not be able to vote your shares without specific instructions from you.

Voting Procedures

A properly submitted proxy that is received by 3:59 p.m. Eastern Daylight Time on May 3, 2017 (with respect to proxies submitted through the Internet or by telephone) or by 10:00 a.m. Eastern Daylight Time on May 1, 2017 (with respect to proxies submitted by mail) and that is not revoked will be voted in the manner directed by the shareholder submitting the proxy. If no direction is made, such proxy will be voted:

•	FOR the election of each of Nesli Basgoz, M.D., Paul M. Bisaro, James H. Bloem, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders, Ronald R. Taylor and Fred G. Weiss as our directors;

•	FOR the approval, on a non-binding basis, of our Named Executive Officer compensation;

•	ONE YEAR with respect to the frequency with which the Company should conduct an advisory vote with respect to the compensation of its Named Executive Officers;

•	FOR the ratification, on a non-binding basis, of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2017 and the authorization, on a binding basis, of the Board of Directors, acting through the Audit and Compliance Committee, to determine its remuneration;

•	FOR the approval of the material terms of the performance goals for the purposes of Section 162(m) under the Allergan plc 2017 Annual Incentive Compensation Plan; and

•	AGAINST the shareholder proposal described in Proposal No. 6.

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting, it is the intention of the proxy holders named in our form of proxy to vote the proxies held by them in accordance with their best judgment.

The proxy for the Annual Meeting gives each of Brenton L. Saunders and A. Robert D. Bailey or any other proxy appointed by you discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting.

Irish Statutory Financial Statements

We are presenting our Irish statutory financial statements, including the reports of the directors and the statutory auditors thereon, at the Annual General Meeting, and we are making a copy of them available for download in PDF format on www.proxyvote.com on or before April 12, 2017. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our Annual Meeting. The Irish statutory financial statements cover the results of operations and financial position of Allergan plc for the year ended December 31, 2016. Irish law requires the directors to prepare financial statements for each financial year giving a true and fair view of the state of the group’s and parent company’s affairs at the end of the financial year and of the group’s profit or loss for the financial year. Under that law, the directors have prepared the group’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, as defined in Section 279 of the Irish Companies Act 2014, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Irish Companies Act 2014 or of any regulations made thereunder and the parent company financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

95	2017 ANNUAL PROXY STATEMENT

We will mail without charge, upon written request, a copy of the Irish statutory financial statements to shareholders of record or beneficial owners of our ordinary shares. Requests should be sent to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

“Householding”

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, non-registered shareholders who have the same address and last name will receive only one copy of the Internet Notice and, upon request, our proxy materials, unless one or more of these non-registered shareholders notifies us that he or she wishes to receive individual copies. If you share an address with another non-registered shareholder and prefer to receive separate copies of the Internet Notice, or if you currently receive separate copies and would prefer to receive one copy, please contact our Investor Relations department with your request by mail at Allergan plc, Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054, or by telephone at (862) 261-7488.

Information on Our Website

Information on our website, other than our Proxy Statement and form of proxy, or any other website referred to in this Proxy Statement, is not part of the proxy soliciting material and is not incorporated into this Proxy Statement by reference.

Assistance

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our Investor Relations department by email at investorrelations@allergan.com by mail at Allergan plc, Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054, or by telephone at (862) 261-7488. You may also contact our proxy solicitor, MacKenzie Partners, by email at proxy@mackenziepartners.com or by telephone (toll-free) at (800) 322-2885.

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Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors
March 24, 2017 Dublin, Ireland
A. Robert D. Bailey,
Chief Legal Officer and Corporate Secretary

97	2017 ANNUAL PROXY STATEMENT

Annex A

ALLERGAN PLC

2017 ANNUAL INCENTIVE COMPENSATION PLAN

Allergan plc (the “Company”), a public limited company organized under the laws of Ireland, hereby establishes and adopts the following 2017 Annual Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1. PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers. The Plan is intended to permit, but does not require, the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

2. DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2. “Award” shall mean any amount granted to a Participant under the Plan.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.6. “Participant” shall have the meaning set forth in Section 4.1.

2.7. “Performance Criteria” shall mean gross or net sales or revenue; revenue growth or product revenue growth; operating income, earnings or profits; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); adjusted net income; return on shareholders’ equity; total stockholder return (either absolute or relative to a peer group of companies); return on assets or net assets; return on sales; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company or otherwise related to the price per Share; market share; gross or net profits;

earnings or losses (including earnings or losses before or after one or more of interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; costs (including but not limited to cost reductions or savings); cash flow or cash flow per share (before or after dividends) (including but not limited to operating cash flow and free cash flow); return on capital (including return on total capital or return on invested capital); funds from operations; cash flow return on investment; expenses or working capital, including without limitation cash, inventory and accounts receivable; adjusted earnings per share; gross or net operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

2.8. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish.

3. ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate (or other employee of the Company or an Affiliate who, as determined in the discretion of the Committee, may become a “covered employee” as defined in Section 162(m) of the Code) who is selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan. To the extent the authority of the Committee has been so delegated, the term “Committee” includes any person to whom such authority has been delegated.

4. AWARDS

4.1. Performance Period; Performance Goals. (a) Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing designate (x) one or more Performance Periods, (y) the Participants for each Performance Period and (z) the performance goals for determining the Award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Criteria. Within such time period the Committee shall also specify the exclusion of the impact (positive and/or negative) for charges related to an event or occurrence which the Committee determines should appropriately be excluded, including the effect of unusual, non-recurring, or extraordinary items or expenses; charges for restructurings or productivity initiatives; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; change in financing activities; changes in tax laws, accounting standards or principles, or other laws or regulatory rules; non-operating items; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets (including without limitation acquisition or disposition of a business unit); discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items related to a stock dividend, stock split, combination or exchange of stock during an applicable performance period; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims, litigations, arbitrations and contractual settlements and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; items relating to major licensing or partnership arrangements; unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items outside the scope of the Company’s core, on-going business activities; any other items of significant income or expense which are determined to be appropriate adjustments; items related to any other unusual or nonrecurring events or changes in business conditions and any other items, each determined in accordance with U.S. generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

(b) If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants, such individual may become a Participant if so designated by the Committee.

(c) The performance goals designated by the Committee may be based solely by reference to the Company’s performance or the performance of one or more Affiliates, divisions, business segments or business units of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period and prior to payment of any Award, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period.

4.3. Payment of Awards. (a) The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The Committee may establish factors to take into consideration in implementing its discretion to reduce the amount of an Award, including, but not limited to, individual performance and/or one or more of the performance goals. The Committee may not waive the achievement of the applicable performance goals for any award intended to qualify as “qualified performance-based compensation” under
Section 162(m) of the Code, except in the case of the death or disability of the Participant or a change in control of the Company. In no event may the Committee increase the amount of the Award otherwise payable to the Participant based on attainment of the performance goals for the Performance Period.

(b) The actual amount of the Award determined by the Committee for a Performance Period shall be paid in the Committee’s discretion in cash or, to the extent permissible under a shareholder-approved stock plan of the Company, in stock based awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4. Changes in Employment. (a) If (i) a person becomes a Participant during a Performance Period as specified in
Section 4.1(b), or (ii) a Participant dies, retires or is

disabled, during a Performance Period, or (iii) if a Participant’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

(b) Except as provided in paragraph (a) of this Section, if a Participant’s employment with the Company terminates prior to the end of a Performance Period for any reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Committee.

4.5. Transfers and Changes in Responsibilities. If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to a position that is not deemed by the Committee as eligible to participate in the Plan, the Company may, as determined by the Committee, terminate the Participant’s participation in this Plan. In the event of such termination, the Participant would be eligible for a prorated Award based on the number of months in such Performance Period prior to such termination. Such Award will be paid only after the end of such Performance Period.

4.6. Maximum Award. The maximum dollar value of all Awards payable to any Participant during any fiscal year is $10,000,000.

5. MISCELLANEOUS

5.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the New York Stock Exchange (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards. The Committee has the discretion to grant Awards, including Awards made to Participants who are “covered employees” within the meaning of Section 162(m) of the Code, that do not qualify as performance-based compensation.

5.3. Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a

Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8. Clawback. The Committee has the discretion to require a Participant to repay the income, if any, derived from an Award in the event of a restatement of the Company’s financial results within three years after payment of such Award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Securities Exchange Act, as required by the
Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9. Section 409A. The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall be exempt from or comply with Section 409A and that the Plan shall be interpreted, operated and administered accordingly. If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A or would cause any Award to be subject to taxes, interest or penalties under Section 409A, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. The Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or any gross up in connection with, any taxes, interest and or penalties owed by any Participant pursuant to Section 409A.

5.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

5.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New Jersey without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.13. Effective Date of the Plan. The Plan shall be effective on the date it is first adopted by the Committee, subject to the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. So long as the Plan has not been terminated by the Company, it shall be resubmitted for approval to the Company’s stockholders in 2022, and every fifth year thereafter. In addition, the Plan shall be resubmitted to the Company’s stockholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan’s performance goals, including by materially modifying the performance goals, increasing the maximum bonus payable under the Plan, or changing the Plan’s eligibility requirements.

5.14. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Annex B

GAAP to Non-GAAP Reconciliation Table

Twelve Months Ended December 31, 2016
GAAP to Non-GAAP Performance net income calculation
GAAP (loss) from continuing operations attributable to shareholders	$(941.1)
Adjusted for:
Amortization	6,470.4
Acquisition and licensing charges(1)	1,593.6
Accretion and fair-value adjustments to contingent consideration	(64.2)
Impairment/asset sales and related costs	748.9
Non-recurring (gain)/losses	8.9
Legal settlements	117.3
Income taxes on items above and other income tax adjustments	(2,432.2)
Non-GAAP performance net income attributable to shareholders	$5,501.6
Diluted earnings per share
Diluted (loss) per share from continuing operations attributable to shareholders – GAAP	$(2.45)
Non-GAAP performance net income per share attributable to shareholders	$13.51
Basic weighted average ordinary shares outstanding	384.9
Effect of dilutive securities:
Dilutive shares	22.3
Diluted weighted average ordinary shares outstanding(2)	407.2
(1)	Includes stock-based compensation due to the Allergan, Forest and Warner Chilcott acquisitions as well as the valuation accounting impact in interest expense, net.
(2)	As of December 31, 2016, diluted share count was 356.6 million shares

B-1

ALLERGAN PLC CLONSHAUGH BUSINESS AND TECHNOLOGY PARK COOLOCK, DUBLIN D17 E400, IRELAND

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:59 P.M. Eastern Daylight Time on May 3, 2017. Have your proxy card in hand when you access the proxyvote.com website and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to submit your proxy to up until 3:59 P.M. Eastern Daylight Time on May 3, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by 10:00 a.m. Eastern Daylight Time on May 1, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E21459-P87430	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLERGAN PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:			For	Against	Abstain
	1a.	Nesli Basgoz, M.D.		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
	1b.	Paul M. Bisaro		☐	☐	☐	2.	To approve, in a non-binding vote, Named Executive Officer compensation.	☐	☐	☐
	1c.	James H. Bloem		☐	☐	☐
	1d.	Christopher W. Bodine		☐	☐	☐	The Board of Directors recommends you vote ONE YEAR on the following proposal:	One Year	Two Years	Three Years	Abstain
	1e.	Adriane M. Brown		☐	☐	☐	3.	To recommend, in a non-binding vote, whether a shareholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years. ☐	☐	☐	☐
	1f.	Christopher J. Coughlin		☐	☐	☐
	1g.	Catherine M. Klema		☐	☐	☐
	1h.	Peter J. McDonnell, M.D.		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
	1i.	Patrick J. O’Sullivan		☐	☐	☐	4.

To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2017 and to authorize, in a binding vote, the Board of Directors, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.

	1j.	Brenton L. Saunders		☐	☐	☐			☐	☐	☐
	1k.	Ronald R. Taylor		☐	☐	☐
	1l.	Fred G. Weiss		☐	☐	☐
				Yes	No				For	Against	Abstain
Please indicate if you plan to attend this meeting.				☐	☐		5.	To approve the material terms of the performance goals for the purposes of Section 162(m) under the Allergan plc 2017 Annual Incentive Compensation Plan.	☐	☐	☐
							The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
							6.	To consider a shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The signatory (or signatories) hereto acknowledge(s) receipt of the Notice of Annual Meeting and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoint(s) Brenton L. Saunders and A. Robert D. Bailey as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and vote at the Annual Meeting (and at any adjournments thereof) all of the ordinary shares held by the undersigned at the close of business on March 8, 2017, in each case as indicated above.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2016 Annual Report to Shareholders are available at www.proxyvote.com.

Our Irish Statutory Financial Statements will be available at www.proxyvote.com on or before April 12, 2017.

E21460-P87430

ALLERGAN PLC

2017 Annual General Meeting of Shareholders (“Annual Meeting”)

May 4, 2017, 8:30 AM local time

This proxy is solicited by the Board of Directors

The Board of Directors has fixed the close of business on March 8, 2017 as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Annual Meeting. Only shareholders of record at the close of business on March 8, 2017 will be entitled to receive notice of and to attend, speak and vote at the Annual Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1, “FOR” Proposal No. 2, “ONE YEAR” for Proposal No. 3 and “FOR” Proposals No. 4 and 5. The Board of Directors recommends that you vote “AGAINST” Proposal No. 6.

The Proxy Statement and 2016 Annual Report to Shareholders are available at www.proxyvote.com. Our Irish Statutory Financial Statements will be available at www.proxyvote.com on or before April 12, 2017.

You may vote the shares in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote the shares: (i) by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials previously provided to you up until 3:59 p.m. Eastern Daylight Time on May 3, 2017, (ii) by calling the toll-free telephone number listed on the Internet site at www.proxyvote.com, voter instruction form, proxy card or Notice Regarding the Availability of Proxy Materials to submit your proxy up until 3:59 p.m. Eastern Daylight Time on May 3, 2017, or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope as quickly as possible, to be received by 10:00 a.m. Eastern Daylight Time on May 1, 2017 (which will be forwarded to the Company’s registered address electronically).

A shareholder entitled to attend and vote is entitled, using the form provided (or the form in section 184 of the Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than the Board of Directors, please contact our Company Secretary and also note that your nominated proxy must attend the Annual Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

NOTE: This proxy may also be voted in accordance with the Board of Directors’ recommendations with respect to such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

Continued and to be signed on reverse side

V.1.2